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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

K12 INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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October 28, 2014

Dear Fellow Stockholders:

              On behalf of our Board of Directors, I cordially invite you to attend the 2014 Annual Meeting of Stockholders of K12 Inc. to be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, N.W., Suite 1000, Washington, D.C. 20004-1304, on December 17, 2014, at 10:00 A.M., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying proxy materials.

              IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER OR NOT YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. We urge you to vote promptly, even if you plan to attend the Annual Meeting. Please vote electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares. If you receive a paper copy of the proxy materials, please complete, sign, date and return the accompanying proxy card. Voting electronically, by telephone or by returning your proxy card in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting.

Sincerely,

Nathaniel A. Davis
Chairman of the Board of Directors and Chief Executive Officer

K12 INC.

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 17, 2014

The annual meeting of stockholders of K12 Inc., a Delaware corporation (the "Company"), will be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, N.W., Suite 1000, Washington, D.C. 20004-1304, on Wednesday, December 17, 2014, at 10:00 A.M., Eastern Time (the "Annual Meeting").

At the Annual Meeting, stockholders will be asked to:

  1.
  Elect ten directors to the Company's Board of Directors to serve for one-year terms;

  2.
  Consider and vote upon a non-binding advisory resolution approving the compensation of the named executive officers of the Company ("Say on Pay");

  3.
  Consider and vote upon the ratification of the appointment of BDO USA, LLP, as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2015; and

  4.
  Act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The foregoing matters are described in more detail in the accompanying Proxy Statement. In addition, financial and other information about the Company is contained in the accompanying Annual Report to Stockholders for the fiscal year ended June 30, 2014 (the "Annual Report"), which includes our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 ("fiscal 2014"), as filed with the U.S. Securities and Exchange Commission (the "SEC") on August 15, 2014.

The Board of Directors recommends that stockholders vote FOR the election of the director nominees named in the Proxy Statement; FOR the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company; and FOR the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2015.

The Board of Directors has fixed the close of business on October 20, 2014, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Consequently, only stockholders of record at the close of business on October 20, 2014, will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed with these materials. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the proxy card and return it promptly in the envelope provided, which requires no postage if mailed in the United States. Alternatively, you may vote by telephone or via the Internet as instructed in these materials. If you are the record holder of your shares and you attend the Annual Meeting, you may withdraw your proxy and vote in person, if you so choose.

For admission to the Annual Meeting, all stockholders should come to the stockholder check-in table. Those who own shares in their own names should provide identification and have their ownership verified against the list of registered stockholders as of the Record Date. Those who have beneficial ownership of stock through a bank or broker must bring account statements or letters from their banks or brokers indicating that they owned the Company's common stock as of the close of business on October 20, 2014. In order to vote at the meeting, beneficial owners of the Company's common stock must bring legal proxies, which can be obtained only from their brokers or banks.

By Order of the Board of Directors,
Howard D. Polsky Executive Vice President, General Counsel and Secretary

Herndon, VA
October 28, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on December 17, 2014:

The 2014 Proxy Statement and the 2014 Annual Report are available at: http://proxy.ir.k12.com.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
DECEMBER 17, 2014

This Proxy Statement and the accompanying proxy card and notice of Annual Meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of K12 Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, N.W., Suite 1000, Washington, D.C. 20004-1304, on Wednesday, December 17, 2014, at 10:00 A.M., Eastern Time, and any adjournments or postponements thereof, which we refer to as the Annual Meeting. "K12," "we," "our," "us" and the "Company" each refer to K12 Inc. The mailing address of our principal executive offices is 2300 Corporate Park Drive, Herndon, VA 20171. This Proxy Statement, the accompanying proxy card and the notice of Annual Meeting will be made available on or about October 28, 2014, to holders of record as of the close of business on October 20, 2014 of our common stock, par value $0.0001 per share, which we refer to as our Common Stock.

VOTING SECURITIES

Record Date; Outstanding Shares; Shares Entitled to Vote

Our Board of Directors has fixed the close of business on October 20, 2014, as the Record Date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 38,289,434 shares of Common Stock issued and outstanding.

Holders of record of Common Stock on the Record Date will be entitled to one vote per share on any matter that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Quorum and Vote Required

The presence, in person or by duly executed proxy, of stockholders representing a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

If a quorum is present: (i) a plurality of votes present in person or represented by proxy at the Annual Meeting is required to elect the members of the Board of Directors; and an affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting must approve (ii) the non-binding advisory resolution on executive compensation, (iii) the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2015, or fiscal 2015, and (iv) such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Voting; Proxies; Revocation

Shares of our Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to or at the Annual Meeting, will be voted at the Annual Meeting, and at any adjournments, continuations or postponements of the Annual Meeting, in accordance with the instructions on the proxies.

If a proxy is duly executed and submitted without instructions, the shares of Common Stock represented by that proxy will be voted:

  •
  FOR Proposal 1, the election of the Board of Director nominees named in this Proxy Statement;

  •
  FOR Proposal 2, the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company;

  •
  FOR Proposal 3, the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal 2015; and

  •
  In the discretion of the proxy holders regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

A record holder who executes a proxy may revoke it before or at the Annual Meeting by: (i) delivering to our corporate secretary a written notice of revocation of a previously delivered proxy, with such notice dated after the previously delivered proxy; (ii) duly executing, dating and delivering to our corporate secretary a subsequent proxy; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to K12 Inc., Attn: General Counsel and Secretary, 2300 Corporate Park Drive, Herndon, VA 20171. If your shares of Common Stock are held in a brokerage account, you must follow your broker's instructions to revoke a proxy.

Abstentions and Broker Non-Votes

Broker non-votes occur when a nominee holding shares of voting securities for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions, withheld votes, and broker non-votes are included in determining whether a quorum is present but are not deemed a vote cast "For" or "Against" a given proposal, and therefore, are not included in the tabulation of the voting results. As such, abstentions, withheld votes and broker non-votes do not affect the voting results with respect to the election of directors. Abstentions and broker non-votes will have the effect of a vote against the approval of any items requiring the affirmative vote of the holders of a majority or greater of the outstanding Common Stock who are entitled to vote and are present in person or represented by proxy at the Annual Meeting.

Proxy Solicitation

We are soliciting proxies for the Annual Meeting from our stockholders and we will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding Common Stock for the benefit of others so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of the Company. No additional compensation will be paid to our directors, officers or other regular employees for these services.

The Company has retained MacKenzie Partners, Inc. to assist in obtaining proxies from shareholders for the Annual Meeting. The estimated cost of such services is $17,500, plus out-of-pocket expenses. MacKenzie Partners may be contacted at (800) 322-2885 or via email at proxy@mackenziepartners.com.

Business; Adjournments

We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting, then the proxy holders will vote in their discretion with respect to those matters.

If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person, or by proxy at the Annual Meeting, until a quorum is present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

The following addresses some questions you may have regarding the matters to be voted upon at the Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement for additional information.

Why am I receiving this Proxy Statement?

The Company is soliciting proxies for the Annual Meeting. You are receiving a Proxy Statement because you owned shares of Common Stock at the close of business on October 20, 2014, the Record Date for the Annual Meeting, which entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

Why is K12 calling the Annual Meeting?

We are calling the Annual Meeting and submitting proposals to stockholders of the Company to consider and vote upon Annual Meeting matters, including electing directors, a non-binding advisory vote on executive compensation, and ratifying the appointment of our independent registered public accounting firm.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote FOR the election of ten directors nominated by our Board of Directors, FOR the Company's executive compensation and FOR the ratification of the selection of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal 2015.

What do I need to do now?

After carefully reading and considering the information in this Proxy Statement, please complete, date, sign and promptly mail the proxy card in the envelope provided, which requires no postage if mailed in the United States, or vote electronically via the Internet or by telephone by following the instructions provided by your bank or broker.

May I vote in person?

Yes. If you were a stockholder of record as of the close of business on October 20, 2014, you may attend the Annual Meeting and vote your shares in person instead of returning your signed proxy card. However, we urge you to vote in advance even if you are planning to attend the Annual Meeting.

How do I vote if my shares are held in "street name" by my bank, broker or agent?

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail your voting instructions as directed by your broker or bank to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

If my shares are held in "street name" by a broker, will my broker vote my shares for me even if I do not give my broker voting instructions?

Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, brokers may vote such shares on behalf of their clients with respect to "routine" matters (such as the ratification of auditors), but not with respect to non-routine matters (such as the election of directors or a proposal submitted by a stockholder). If the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes on the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a "broker non-vote" as to non-routine matters. Broker non-votes on non-routine matters will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast. We encourage you to provide specific instructions to your broker by returning your proxy card or by voting electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares. This ensures that your shares will be properly voted at the Annual Meeting.

Can I revoke my proxy and change my vote?

Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted at the Annual Meeting. If you are a stockholder of record, your proxy can be revoked in several ways: by timely delivery of a written revocation to our corporate secretary, by submitting another valid proxy bearing a later date or by attending the Annual Meeting and voting your shares in person, even if you have previously returned your proxy card.

When and where is the Annual Meeting?

The Annual Meeting will be held on December 17, 2014 at 10:00 A.M., Eastern Time, at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304.

Who can help answer my questions regarding the Annual Meeting or the proposals?

You may contact K12 to assist you with your questions. You may reach K12 at:

K12 Inc.
Attention: Investor Relations
2300 Corporate Park Drive
Herndon, VA 20171
(703) 483-7000

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
(800) 322-2885

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors oversees the management of the Company and its business for the benefit of our stockholders in order to enhance stockholder value over the long-term. The Board of Directors has adopted Corporate Governance Guidelines (the "Guidelines") to assist it in the exercise of its responsibilities. The Guidelines are reviewed annually and periodically amended as the Board of Directors enhances the Company's corporate governance practices. The Board of Directors has also adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The purpose of this code is to promote honest and ethical conduct for conducting the business of the Company consistent with the highest standards of business ethics. The Guidelines and Code of Business Conduct and Ethics are available on our website at www.K12.com under the Investor Relations-Corporate Governance section.

In response to organizational changes and views expressed by our stockholders, since our 2013 Annual Meeting, we amended the Guidelines in fiscal 2014 to formally implement certain best governance practices and enhance the operation and effectiveness of the Board of Directors. The amendments included:

  •
  placing limits on the number of public company boards on which our directors may serve to prevent "over-boarding;"

  •
  adopting stock ownership requirements for our Chairman and Chief Executive Officer and our President and Chief Operating Officer; and

  •
  delineating the responsibilities of the Lead Independent Director.

In addition, we also amended the K12 Policy Statement for the Prevention of Insider Trading to clarify the Company's policy that directors, officers and employees not engage in short sales and hedging transactions.

We intend to satisfy the disclosure requirements under the Exchange Act regarding an amendment to, or waiver from a material provision of our Code of Business Conduct and Ethics involving our principal executive, financial or accounting officer or controller by posting such information on our website.

Board of Directors

Term of Office.    All directors of the Company serve terms of one year and until the election and qualification of their respective successors.

Attendance at Board and Committee Meetings and the 2013 Annual Meeting.    Our Board of Directors met 11 times in person or telephonically during fiscal year 2014. Each director attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which he or she served during the director's tenure, with the exception of Mr. Packard who resigned as our Chief Executive Officer in December 2013 and as a director in June 2014. He attended 70% of the Board of Directors meetings held during his tenure on the Board of Directors this past year. Our policy with respect to director attendance at the annual meeting of the stockholders is to encourage, but not require, director attendance. Three members of our Board of Directors attended our 2013 Annual Meeting of Stockholders: Messrs. Davis and Packard and Dr. Futrell. Our director attendance policy is included in our Corporate Governance Guidelines, which is available on our website at www.K12.com.

Communication with Directors.    Stockholders and other interested parties may communicate directly with our Board of Directors, individually or as a group, by sending an email to our General Counsel at OGC@K12.com, or by mailing a letter to K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: General Counsel and Secretary. Our General Counsel will monitor these communications and provide summaries of all received communications to our Board of Directors at its regularly scheduled meetings. Where the nature of a communication warrants, our General Counsel may decide to seek the more immediate attention of the appropriate committee of the

Board of Directors or a director, or our management or independent advisors and will determine whether any response is necessary.

Director Independence

Our Board of Directors has affirmatively determined that each of our non-employee directors is "independent" as defined in the currently applicable listing standards of the New York Stock Exchange, or NYSE. Pursuant to SEC regulations, each of our non-employee directors is independent and eligible to be a member of the Audit Committee. Mr. Davis is not independent under either NYSE or SEC rules because he is an executive officer of the Company. If the nominees for the Board of Directors are duly elected at the Annual Meeting, then each of our directors, other than Mr. Davis, will serve as an independent director on our Board of Directors as the term is defined in applicable rules of the NYSE.

Board of Directors Leadership Structure

Our Board of Directors is comprised of independent, accomplished and experienced directors who provide advice and oversight of management to further the interests of the Company and its stockholders. Our governance framework provides the Board of Directors with the flexibility to determine an optimal organizational structure for leadership and engagement while ensuring appropriate insight into the operations and strategic issues of the Company. In December 2013, the Board of Directors evaluated its leadership structure and determined to appoint Mr. Davis as Chairman of the Board and Chief Executive Officer ("CEO") effective January 1, 2014. The independent members of the Board of Directors have designated Mr. Reynolds to serve as Lead Independent Director.

Chairman.    Our Board of Directors elects a chairman from among the directors and determines whether to separate or combine the roles of chairman and chief executive officer based on what it believes best serves the needs of the Company and its stockholders at any particular time. The determination to appoint Mr. Davis as Chairman and CEO was based on a number of factors that made him particularly well-suited for the role. These factors included his position as Executive Chairman, his prior service on the Board of Directors and its Compensation Committee, and his understanding of the Company's business and day-to-day operations, growth opportunities, challenges and risk management practices. This combination of Company experience and expertise enables Mr. Davis to provide strong and effective leadership to the Board of Directors and to ensure that the Board of Directors is informed of important issues. The Chairman and CEO oversees all corporate and business functions of the Company, shapes the formulation and implementation of strategic and operational plans and acts as the Board of Directors' liaison to management. In consultation with our Lead Independent Director, the Chairman and CEO sets the agenda for the regular and special meetings of the Board of Directors, presides at the annual meeting of stockholders and performs such other functions and responsibilities as set forth in the Corporate Governance Guidelines, or as requested by the Board of Directors. The Board of Directors believes that having a unified role at this juncture in our development promotes a cohesive, strong and consistent vision and strategy for the Company.

Lead Independent Director.    The role of the Lead Independent Director is to facilitate communications between the Chairman and the independent directors and the committees of the Board of Directors. In doing so, the Lead Independent Director, Mr. Reynolds, serves as the liaison between the Board of Directors and the Chairman, thereby giving guidance to management in meeting the objectives set by the Board of Directors and monitoring compliance with corporate governance policies. Additionally, the Lead Independent Director serves as a liaison between the Board of Directors and stockholders. The Lead Independent Director has the authority to call meetings of the independent directors and chairs executive sessions of the Board of Directors during which no members of management are present. These meetings are intended to provide the Lead Independent Director with information that he can use to assist the Chairman and CEO to function in the most effective manner. The Board of Directors believes the Lead Independent Director provides additional independent oversight of executive management and Board matters.

Executive Sessions of the Board.    Our Board of Directors holds executive sessions without management directors or management present at each regularly scheduled meeting of the Board of Directors. The independent directors may also meet without management present at other times as requested by any independent director. As Lead Independent Director, Mr. Reynolds chairs the executive sessions of the Board of Directors.

Committees of the Board of Directors

As of the date of this Proxy Statement, membership on the Committees of the Board of Directors is as follows:

Chairperson               Member               Financial Expert

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Academic Committee

Craig R. Barrett

Guillermo Bron

Fredda J. Cassell

Adam L. Cohn

Nathaniel A. Davis

John M. Engler

Steven B. Fink

Mary H. Futrell

Jon Q. Reynolds, Jr.

Andrew H. Tisch

The standing committees of our Board of Directors are the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Academic Committee.

Audit Committee.    The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, consists of Mr. Fink, who serves as the Chairman, Ms. Cassell and Mr. Bron. Our Board of Directors has determined that each of Messrs. Fink and Bron and Ms. Cassell qualify as independent directors under the applicable NYSE listing requirements and SEC regulations.

The Audit Committee met nine times during fiscal year 2014. The meetings to review the Company's quarterly and annual periodic filings with the SEC each include at least two separate sessions (which together count as only one meeting). Mr. Fink engaged in routine separate communications with the Company's external auditors and Chief Financial Officer, held the required executive sessions at each meeting, and requested participation by outside counsel, as needed. The Audit Committee has a charter, available on our website at www.K12.com, setting forth its structure, powers and responsibilities. Pursuant to the charter, the Audit Committee is comprised of at least three members appointed by our Board of Directors, each of whom satisfies the requirements of independence and financial literacy. Our Audit Committee has determined that Messrs. Fink and Bron and Ms. Cassell are each an audit committee financial expert as that term is defined under the Exchange Act. Under its charter, the responsibilities of the Audit Committee include:

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  discussing with our independent registered public accounting firm the conduct of the annual audit, the adequacy and effectiveness of our accounting, the effectiveness of internal control over financial reporting, and applicable requirements regarding auditor independence;

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  approving the audited financial statements of the Company to be included in our annual report on Form 10-K;

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  reviewing and recommending annually to our Board of Directors the selection of an independent registered public accounting firm;

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  pre-approving all audit and non-audit services and fees associated with our independent registered public accounting firm; and

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  reviewing and discussing with management significant accounting matters and disclosures.

In addition, our Corporate Governance Guidelines provide that members of the Audit Committee may not serve on the audit committees of more than two other companies at the same time as they serve on our Audit Committee.

Compensation Committee.    The Compensation Committee consists of Mr. Tisch, who serves as the Chairman, Mr. Reynolds and Dr. Futrell. Our Board of Directors has determined that each of Messrs. Tisch and Reynolds and Dr. Futrell qualify as independent directors within the meaning of the applicable NYSE listing requirements and SEC regulations.

The Compensation Committee met seven times during fiscal year 2014. The Compensation Committee has a charter, available on our website at www.K12.com, setting forth its structure, powers and responsibilities. These include:

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  reviewing the compensation philosophy of our Company;

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  reviewing, approving and recommending corporate goals and objectives relating to the compensation of our Chairman and CEO and, based upon an evaluation of the achievement of these goals, recommending to the Board of Directors our Chairman and CEO's total compensation;

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  reviewing and approving salaries, bonuses and other forms of compensation for our other executive officers, including without limitation stock options, restricted shares, and other forms of equity compensation;

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  considering and adopting changes to our compensation structure as applicable to all non-executive officer employees, including, but not limited to, salaries and benefits; and

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  performing such duties and exercising such authority as may be assigned by the Board of Directors, including under the terms of our equity incentive and bonus plans.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Mr. Bron, who serves as the Chairman, and Messrs. Cohn, Engler, Fink, Reynolds and Tisch. Our Board of Directors has determined that each of Messrs. Bron, Cohn, Engler, Fink, Reynolds and Tisch qualify as independent directors within the meaning of the applicable NYSE listing requirements and SEC regulations. Our Board of Directors has adopted Corporate Governance Guidelines which are available on our website at www.K12.com.

The Nominating and Corporate Governance Committee met three times during fiscal year 2014. The Nominating and Corporate Governance Committee has a charter, available on our website at www.K12.com, setting forth its structure, powers and responsibilities. Under its charter, the Nominating and Corporate Governance Committee has the authority to nominate persons to stand for election and to fill vacancies on our Board of Directors. The Nominating and Corporate Governance Committee may consider the following criteria, as well as any other factors it deems appropriate, in recommending candidates for election to our Board of Directors:

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  personal and professional integrity, ethics and values;

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  experience in corporate management, such as serving as an officer or former officer of a publicly-traded company, and a general understanding of marketing, finance, operations, governance and other elements relevant to the success of the Company in today's business and regulatory environment;

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  experience in the field of education policy and administration;

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  experience as a board member of another publicly-held company; and

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  practical and mature business judgment, including ability to make independent analytical inquiries.

Although the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, it strives to nominate directors with a variety of complementary skills so that, as a group, the Board of Directors will possess the appropriate backgrounds, talent, perspectives, skills and expertise to oversee the Company's business. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, provided such recommendations are submitted in writing not later than the close of business on the 90th day, or earlier than the close of business on the 120th day, prior to the anniversary of the preceding year's annual meeting of the stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in the Company's proxy statement. Recommendations should be submitted to the corporate secretary of the Company at K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: General Counsel and Secretary. The Nominating and Corporate Governance Committee will consider the criteria set forth above and other relevant information when evaluating director candidates recommended by stockholders.

Academic Committee.    The Academic Committee was recently established by the Board of Directors and consists of Dr. Barrett, who serves as the Chairman, Mr. Davis and Dr. Futrell. The primary role of the Academic Committee is to make recommendations and assist management in discharging its responsibility to ensure continuous improvement in academic outcomes for the students and schools we serve. The Academic Committee was established at the end of the fiscal year and therefore did not hold any meetings in fiscal 2014.

The Academic Committee has a charter, available on our website at www.K12.com, setting forth the structure, powers and responsibilities of the Academic Committee. Under its charter, the responsibilities of the Academic Committee include:

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  monitoring the effectiveness of the Company's education products and services;

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  evaluating and implementing recommendations of the Company's Educational Advisory Committee; and

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  making recommendations to the Board of Directors and management to ensure continuous improvement in academic outcomes for the public and private schools served by the Company.

Risk Management

Our Board of Directors believes full and open communication with management is essential for effective enterprise risk management and oversight. Members discuss strategy and risks facing the Company with our Chairman and our senior management at meetings of our Board of Directors or when members of our Board of Directors seek to focus on a particular area of risk, such as meeting state academic accountability standards at the schools we manage, ensuring the privacy of student information, expanding internationally or compliance with state regulatory and reporting requirements. Because the Chairman also sets the agenda for the Board of Directors meetings, each functional division of the Company can identify risk-related topics that may require added attention, such as evolving state curriculum standards, student engagement and retention, education technology, legal and political matters and information security. Each quarter, our Chairman also presents an assessment of the strategic, financial and operational issues facing the Company, which includes a review of associated risks and opportunities.

Management is responsible for identifying, prioritizing, remediating and monitoring the day-to-day management of risks that the Company faces, while our Board of Directors, as a whole and through its committees, is responsible for the oversight of enterprise risk management. The Audit Committee continues to engage a major independent accounting firm to support the Company's internal audit function in risk management. In addition, in October 2013, the Company created the position of Vice President of Internal Audit, who reports to the Audit Committee and directs the risk management tasks of the internal audit function as determined by the Audit Committee. This institutionalized approach provides us with the focus, expertise and continuous attention necessary for effective risk management.

While our Board of Directors is ultimately responsible for risk oversight, three of its committees concentrate on specific risk areas.

  •
  The Audit Committee oversees financial reporting and internal controls, and discusses with management the Company's policies with respect to those matters. This includes various risk management reports prepared by our internal audit department and provided to our Audit Committee on a quarterly basis. In addition, our Audit Committee assists the Board of Directors in the oversight of legal risk management. In June 2013, the Board of Directors approved the charter of a Legal Compliance and Ethics Committee (consisting of senior management members) to implement a Legal and Compliance Ethics Program, which includes a Chief School Compliance Officer within the Office of the General Counsel. The Legal Compliance and Ethics Committee is tasked with providing semi-annual reports to the Audit Committee and annual reports to the Board of Directors on the Company's legal risks and compliance related matters in the schools we serve.

  •
  Our Compensation Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, and retains outside compensation and legal experts for that purpose, as further explained in the Compensation Committee's Report which begins on page 20.

  •
  Finally, our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with the organization, membership and structure of the Board of Directors, succession planning for our directors and corporate governance.

Director Compensation for Fiscal 2014

In fiscal 2014, pursuant to our Directors Compensation Plan, our non-employee directors received an annual cash retainer, fees for attending Board of Directors and committee meetings and annual restricted stock awards. Mr. Davis, our Chairman and CEO, received no additional compensation for his service on our Board of Directors.

Pursuant to the terms of the Directors Compensation Plan, the Chairman of the Audit Committee received an annual cash retainer of $60,000, and all other non-employee directors received annual cash retainers of $40,000. In addition, each committee chairman received $2,500 per Board of Directors meeting attended and $1,500 per committee meeting attended, with the exception of the Chairman of the Audit Committee who received $2,500 per Board of Directors meeting attended and $2,500 per committee meeting attended. The remaining non-employee members of the Board of Directors received $1,500 per Board of Directors or committee meeting attended. In November 2013, based on the recommendation of the Compensation Committee and information provided by its compensation consultant, the Board of Directors amended the Director Compensation Plan to replace the per meeting fee structure with fixed annual cash retainers and annual grants of restricted stock. As part of the transition to this new plan, non-employee directors were granted an annual restricted stock award valued at $100,000, as of the grant date (prorated based on their start date for a partial year of service), with the shares underlying such awards vesting in equal annual installments over a period of three years. The restricted stock awards were granted on January 2, 2014, pursuant to the amended Director Compensation Plan.

Please see the Security Ownership of Certain Beneficial Owners and Management table starting on page 54 for additional information on the beneficial ownership of Common Stock by each of our directors.

The following table sets forth the compensation paid to our non-employee directors for their services during fiscal 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Craig R. Barrett (2)	$58,000	$100,000	$158,000

Guillermo Bron (3)	77,000	100,000	177,000

Fredda J. Cassell (4)	9,000	65,000	74,000

Adam L. Cohn (5)	56,500	100,000	156,500

John M. Engler (6)	70,000	100,000	170,000

Steven B. Fink (7)	117,500	100,000	217,500

Mary H. Futrell (8)	64,000	100,000	164,000

Jon Q. Reynolds, Jr. (9)	62,500	100,000	162,500

Andrew H. Tisch (10)	81,000	100,000	181,000

(1)
Represents the aggregate grant date fair values of stock awards computed in accordance with FASB ASC Topic 718. On January 2, 2014, each non-employee director, with the exception of Ms. Cassell, received an award of 4,759 shares of restricted stock that vest in equal installments on an annual basis over a period of three years. Ms. Cassell joined the Board of Directors in May 2014 and received a pro-rata award of 2,677 shares of restricted stock that vest in equal installments on an annual basis over a period of three years.

(2)
As of June 30, 2014, Dr. Barrett held 7,804 unvested restricted shares.

(3)
As of June 30, 2014, Mr. Bron held 7,804 unvested restricted shares and vested options to purchase 16,450 shares of Common Stock consisting of 7,000 granted on May 7, 2009; 7,000 granted on February 8, 2008; and 2,450 on July 3, 2007.

(4)
Ms. Cassell received a pro-rata percentage of the annual retainer amount. As of June 30, 2014, Ms. Cassell held 2,677 unvested restricted stock shares.

(5)
As of June 30, 2014, Mr. Cohn held 6,373 unvested restricted shares.

(6)
As of June 30, 2014, Mr. Engler held 6,890 unvested restricted shares.

(7)
As of June 30, 2014, Mr. Fink held 7,804 unvested restricted shares and vested options to purchase 23,803 shares of Common Stock, consisting of 7,000 granted on May 7, 2009; 7,000 granted on February 8, 2008; and 9,803 granted on May 17, 2007.

(8)
As of June 30, 2014, Dr. Futrell held 7,804 unvested restricted shares and vested options to purchase 11,838 shares of Common Stock, consisting of 5,000 granted on May 7, 2009; 5,000 granted on February 8, 2008; and 1,838 granted on August 15, 2007.

(9)
As of June 30, 2014, Mr. Reynolds held 7,804 unvested restricted shares.

(10)
As of June 30, 2014, Mr. Tisch held 7,804 unvested restricted shares and vested options to purchase 26,803 shares of Common Stock, consisting of 10,000 granted on May 7, 2009; 7,000 granted on February 8, 2008; and 9,803 granted on May 17, 2007.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board of Directors currently has ten members: Messrs. Guillermo Bron, Adam L. Cohn, Nathaniel A. Davis, John M. Engler, Steven B. Fink, Jon Q. Reynolds, Jr., Andrew H. Tisch, Ms. Fredda J. Cassell, and Drs. Craig R. Barrett and Mary H. Futrell. The term of office of each member of our Board of Directors expires at the Annual Meeting, or in any event at such time as their respective successors are duly elected and qualified or their earlier resignation, death, or removal from office. Each year, the stockholders will elect the members of our Board of Directors to a one-year term of office.

Upon the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors has approved the nomination of 10 directors, Messrs. Bron, Cohn, Davis, Engler, Fink, Reynolds, Tisch, Ms. Cassell, and Drs. Barrett and Futrell, for election at the Annual Meeting to serve until the next annual meeting of the stockholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death, or removal from office).

Our Board of Directors has no reason to believe that the persons listed below as nominees for directors will be unable or decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies cast for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS SHALL BE ELECTED BY A PLURALITY OF VOTES PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES LISTED BELOW.

 Nominees for Election at the Annual Meeting

Set forth below are the names and other information pertaining to each person nominated to the Board of Directors:

Craig R. Barrett
Age 75

Dr. Barrett joined us as a director in September 2010 and currently serves as Chairman of the Academic Committee. He served as Chairman and Chief Executive Officer of Intel Corporation, which he joined in 1974, until his retirement in 2009. Prior to Intel Corporation, Dr. Barrett was a member of the Department of Materials Science and Engineering faculty of Stanford University. Dr. Barrett currently serves as Co-Chairman of Achieve, Inc., an independent, bipartisan, non-profit education reform organization; Chairman of Change the Equation, an organization promoting widespread literacy in science, technology, engineering and math (STEM); President and Chairman of BASIS Schools, Inc.; Vice Chair of the Science Foundation Arizona; and Co-Chairman of the Business Coalition for Student Achievement. Dr. Barrett holds B.S., M.S. and Ph.D. degrees in Materials Science from Stanford University. Dr. Barrett was selected as a director because of his deep knowledge and experience in information technology innovation, as well as his global, operational, and leadership experience as Chairman and Chief Executive Officer of Intel Corporation. He also brings a unique perspective to the Board of Directors from his tenure as a professor and his volunteer work and support of numerous educational organizations.

Guillermo Bron
Age 62

Mr. Bron joined us as a director in July 2007, and currently serves as Chairman of the Nominating and Corporate Governance Committee and is a member of the Audit Committee. Mr. Bron is a Managing Director at Pine Brook Road Partners, LLC, an investment firm, and is the Managing Member of PAFGP, LLC, the sole general partner of Pan American Financial, L.P. Mr. Bron served as a Managing Director of Acon Funds Management LLC, a private equity firm, from 2006 to 2012. Mr. Bron also served as Chairman and a director of United Pan Am Financial Corp. (UPFC) from 1994 to 2011, and he served as a director of Pan American Bank, FSB (Pan American), a former wholly-owned subsidiary of OPFC, from 1994 to 2005. Mr. Bron served as Chairman of idX Corporation since 2008, and from 2000 to 2002, Mr. Bron was a director of Telemundo Group, Inc. From 1994 to 2003, Mr. Bron was an officer, director and principal stockholder of a general partner of Bastion Capital Fund, L.P., a private equity investment fund primarily focused on the Hispanic market. Previously, Mr. Bron was a Managing Director of Corporate Finance and Mergers and Acquisitions at Drexel Burnham Lambert. Mr. Bron holds a B.S. in Electrical Engineering and Management from Massachusetts Institute of Technology and an M.B.A. from Harvard University. Mr. Bron was selected as a director because of his extensive executive leadership and international experience, as well as his expertise in investment banking and capital markets, which enables him to bring valuable insights to the Board of Directors in the areas of finance and strategy. The Board of Directors also benefits from his prior experience as a public company director and audit committee member.

Fredda J. Cassell
Age 59

Ms. Cassell joined us as a director in May 2014, and is a member of our Audit Committee. Ms. Cassell was with PricewaterhouseCoopers LLP for 32 years, having been a partner with the firm from 1992 until her retirement in June 2012. Ms. Cassell is a CPA, received her B.A. from Washington University in St. Louis and holds an M.B.A. from Washington University's John M. Olin School of Business. She previously served on the Board of Directors of the United Hospital Fund and was a member of its Audit Committee. Ms. Cassell was selected as a director because she is a highly accomplished senior executive. Ms. Cassell also possesses experience and expertise working with senior management of both public and private multinational companies in many industries, dealing extensively with complex technical accounting matters, acquisitions and divestitures, financial reporting, and internal control over financial reporting.

Adam L. Cohn
Age 43

Mr. Cohn joined us as a director in February 2013 and is a member of our Nominating and Corporate Governance Committee. He is a partner at Knowledge Universe, or KU, where he is head of mergers and acquisitions and business development for KU and its portfolio companies. Mr. Cohn has been employed by KU since March of 2000. Prior to joining KU, he was a senior associate with Whitney & Co., a leading private equity firm. At Whitney & Co., he was responsible for sourcing and executing transactions for the Whitney Mezzanine Fund. Prior to Whitney & Co., Mr. Cohn was an investment banker in the Financial Sponsors Group at Bankers Trust Company and Deutsche Bank. He has a B.S. in business from Skidmore College and an M.B.A. from Columbia University. Mr. Cohn serves on the board of directors of Knowledge Schools LLC, Knowledge Universe Global Inc., Busy Bees Holdings Limited and Milagro Oil and Gas, Inc. From 2007 to 2012 he served as a director of Embanet Corp. Mr. Cohn was selected as a director based on his significant financial and transactional experience in private equity and investment banking, as well as his experience with education companies. The Board of Directors also benefits from his extensive board experience.

Nathaniel A. Davis
Age 60

Mr. Davis joined us as a director in July 2009 and has served as our Chairman since June 2012. In January 2013, he became our Executive Chairman, and in January 2014, Mr. Davis was appointed to be our Chief Executive Officer. He also is a member of our Academic Committee. Prior to joining the Company, he served as the managing director of RANND Advisory Group from 2003 until December 2012. Previously, Mr. Davis worked for XM Satellite Radio from June 2006 to November 2008, serving as President and then Chief Executive Officer until the company's merger with Sirius Radio. He also served on the XM Satellite Radio board from 1999 through 2008. From 2000 to 2003, Mr. Davis was President and Chief Operating Officer, and board member of XO Communications Inc. Mr. Davis has also held senior executive positions at Nextel Communications (EVP, Network and Technical Service), MCI Telecommunications (Chief Financial Officer) and MCI Metro (President and Chief Operating Officer). Since 2011, Mr. Davis has served as a director of Unisys Corporation and RLJ Lodging Trust. Mr. Davis has also previously served on the board of several public and private firms including Mutual of America Capital Management Corporation, Charter Communications and Telica Switching. Mr. Davis also currently serves as a director of the non-profit Progressive Life Center. Mr. Davis received an M.B.A. from the Wharton School of the University of

Pennsylvania, an M.S. in Engineering Computer Science at the Moore School of the University of Pennsylvania, and a B.S. in Engineering from Stevens Institute of Technology. Mr. Davis was selected as a director based on his strong record of executive management, finance and systems engineering skills, as well as his insight into the considerations necessary to run a successful, diverse global business. The Board of Directors also benefits from his previous service on other public company boards and his experience in accounting and financial reporting.

John M. Engler
Age 66

Mr. Engler joined us as a director in October 2012 and is a member of the Nominating and Corporate Governance Committee. He has served as President of the Business Roundtable since January 2011. From 2004 to 2011, Mr. Engler was the President and Chief Executive Officer of the National Association of Manufacturers. He was President of State and Local Government and Vice President of Government Solutions for North America for Electronic Data Systems Corporation from 2003 to 2004. Mr. Engler served as Michigan's 46th governor for three terms from 1991 to 2003. He has served on the board of directors of Universal Forest Products Inc. since 2003 and is currently a director of Munder Capital Management. Previously, Mr. Engler was a director of Northwest Airlines from 2003 to 2008, a director of Dow Jones & Company, Inc. from 2005 to 2007, and a director of Delta Airlines from 2008 to 2012. Mr. Engler holds a B.S. in Agricultural Economics from Michigan State University and a J.D. from the Thomas M. Cooley Law School. Mr. Engler was selected as a director because of his executive and legislative expertise as a state governor, including working with state education budgets, and for his business experience. The Board of Directors also benefits from Mr. Engler's perspective as a director of numerous public companies and as a member of their audit committees.

Steven B. Fink
Age 63

Mr. Fink joined us as a director in October 2003 and currently serves as Chairman of the Audit Committee and is a member of the Nominating and Corporate Governance Committee. Mr. Fink is the Chairman of Life Storage, LLC, the Deputy Chairman of Heron International and a Director of the Foundation of the University of California, Los Angeles. Mr. Fink served as a director of Nobel Learning Communities, Inc. from 2003 to 2011. From 1999 to 2009, Mr. Fink served as a director of Leapfrog, Inc. and its Chairman from 2004 to 2009. From 2000 to 2008, Mr. Fink was the Chief Executive Officer of Lawrence Investments, LLC. Mr. Fink has also previously served as Chairman and Chief Executive Officer of Anthony Manufacturing, Chairman and Managing Director of Knowledge Universe and Chairman and Chief Executive Officer of Nextera. Mr. Fink holds a B.S. in Psychology from the University of California, Los Angeles and a J.D. and an L.L.M. from New York University. Mr. Fink was selected as a director based on his significant experience in operations and financial oversight gained as serving as director or chairman for various public and private companies in addition to his membership on various company audit committees which enables him to contribute significantly to the financial oversight, risk oversight and governance of the Company.

Mary H. Futrell
Age 74

Dr. Futrell joined us as a director in August 2007 and is a member of our Compensation Committee and Academic Committee. Until September 2010, Dr. Futrell was the Dean of the Graduate School of Education and Human Development at the George Washington University. She has served as a director of Horace Mann Educators Corporation since 2001. She is the Co-director of the GWU Institute for Curriculum, Standards and Technology, the founding President of Education International and a past president of the World Confederation of the Teaching Profession, a member of the U.S. National Commission for UNESCO and she serves as President of Americans for UNESCO. Previously, she served as President of the Virginia Education Association, and ERAmerica. Dr. Futrell served as President of the National Education Association (NEA) from 1983 to 1989. Dr. Futrell has also served on the boards of the Kettering Foundation, the Carnegie Foundation for the Advancement of Teaching Leadership, the National Holmes Partnership, the National Commission on Teaching and America's Future and the National Society for the Study of Education. Dr. Futrell holds a B.A. in Business Education from Virginia State University, an M.A. in Secondary Education and an Ed.D. in Education Policy Studies from George Washington University. She is also the recipient of numerous honors and awards, including more than 20 honorary degrees. Dr. Futrell was selected as a director because her tenure in the academic world and her leadership experience with education organizations provides strategic insight, experience and in-depth knowledge of the education industry to the Board of Directors. Her years of experience serving on boards of both public and private companies also gives her a wide range of knowledge on topics important to our business and that contribute to the Board of Directors' function.

Jon Q. Reynolds, Jr.
Age 46

Mr. Reynolds joined us as a director in April 2011 and became the Lead Independent Director in January 2013. He also is a member of our Compensation Committee and Nominating and Corporate Governance Committee. In 1999, Mr. Reynolds became a General Partner at Technology Crossover Ventures, or TCV, a private equity and venture capital firm that he joined in 1997. Prior to joining TCV, Mr. Reynolds was an Associate with General Atlantic Partners, a private equity firm focused on late stage software and service businesses. Before joining General Atlantic Partners, Mr. Reynolds was a member of the mergers and acquisitions group at Lazard Freres & Co., where he focused on the technology and telecommunication industries. Mr. Reynolds holds an A.B. degree from Dartmouth College and an M.B.A. from Columbia Business School. Mr. Reynolds serves as a director of OSIsoft, LLC, Genesys Telecommunications Laboratories, Inc. and Webroot Software, Inc. Mr. Reynolds was nominated as a director because of his experience in mergers and acquisitions and as a director of other public companies. Additionally, his experience as an active investor in numerous software and online education companies and extensive relationships throughout our industry will benefit the Board of Directors and the Company.

Andrew H. Tisch
Age 65

Mr. Tisch joined us as a director in August 2001 and served as Chairman of the Board of Directors from May 2007 to June 2012. He currently serves as Chairman of the Compensation Committee and is a member of our Nominating and Corporate Governance Committee. Since 1985, Mr. Tisch has been a director of Loews Corporation, and is Co-Chairman of its board, Chairman of its executive committee and, since 1999, has been a member of its Office of the President. Mr. Tisch has also served as a director of three subsidiaries of Loews Corporation: Diamond Offshore Drilling, Inc. since 2011, CNA Financial Corporation since 2006, and Boardwalk Pipeline Partners, LP since 2005. Mr. Tisch previously served as a director of Bulova Corporation from 1979 to 2008 and as a director of Lord & Taylor from 2006 to 2008. Mr. Tisch engages in numerous public service activities including serving as Vice Chairman of Cornell University, trustee of the Brookings Institution, and as a member of the Dean's Advisory Board at the Harvard Business School. Mr. Tisch holds a B.S. in Hotel Administration from Cornell University and an M.B.A. from Harvard University. Mr. Tisch was selected as a director because of his extensive experience having served as president or chairman of various multinational companies over his career in addition to his membership on various boards of public companies which allows him to provide the Board of Directors with leadership and a variety of perspectives on important strategic and governance issues. The Board of Directors also benefits from his involvement in higher education and non-profit organizations.

EXECUTIVE OFFICERS

Set forth below is biographical information for each of our current executive officers who is not also a director.

Allison B. Cleveland, Executive Vice President of School Management and Services, Age 41

Ms. Cleveland joined us in October 2002 and serves as Executive Vice President of School Management and Services. During her time at K12, Ms. Cleveland has been instrumental in building the managed public school line of business. Most recently, she served as the Senior Vice President of School Services, overseeing academic and operational services in the managed public schools. Prior to that, Ms. Cleveland was the Regional Vice President of the Southern Region, responsible for schools in the Southeast portion of the United States. In her early years at K12, Ms. Cleveland worked in support of new school start-up and school operations, where she was responsible for the successful launch of K12 Virtual Academies throughout the country. Ms. Cleveland began her career at Andersen Consulting, where she focused on clients in the telecommunications industry and government. She holds a BSE in Biomedical and Electrical Engineering, cum laude, from Duke University and an MBA and MA in Education from Stanford University.

Timothy L. Murray, President and Chief Operating Officer, Age 57

Mr. Murray joined us in April 2012 and serves as President and Chief Operating Officer. From September 2011 to April 2012, Mr. Murray served as Chief Executive Officer of Pulsepoint, Inc., a digital media technology company, having served beginning in 2010 as Chief Executive Officer of ContextWeb, which later merged with another company to form Pulsepoint. From 2007 to 2010, Mr. Murray was Chief Operating Officer of Dialogic Inc., which had acquired Cantata Technologies, where Mr. Murray served as Chief Executive Officer. Mr. Murray began his career at AT&T in 1980 and over the next 20 years worked in positions of increasing responsibilities in sales, marketing, operations, engineering, and product management. He left AT&T in 2001 after serving as Executive Vice President Business Service Operations. Mr. Murray holds a B.S. and M.S. in Management and Industrial Engineering from Rensselaer Polytechnic Institute.

Howard D. Polsky, Executive Vice President, General Counsel and Secretary, Age 63

Mr. Polsky joined us in June 2004, and serves as Executive Vice President, General Counsel and Secretary. Mr. Polsky previously held the position of Vice President and General Counsel of Lockheed Martin Global Telecommunications from 2000 to 2002. Prior to its acquisition by Lockheed Martin, Mr. Polsky was employed by COMSAT Corporation from 1992 to 2000, initially serving as Vice President and General Counsel of COMSAT's largest operating division, and subsequently serving on the executive management team as Vice President of Federal Policy and Regulation. From 1983 to 1992, Mr. Polsky was a partner at Wiley, Rein & Fielding, and was an associate at Kirkland & Ellis from 1979 to 1983. Mr. Polsky began his legal career at the Federal Communications Commission. He received a B.A. in Government from Lehigh University and a J.D. from Indiana University. Mr. Polsky currently serves as a member of the Advisory Board to the Lehigh University College of Arts and Science.

James J. Rhyu, Executive Vice President and Chief Financial Officer, Age 44

Mr. Rhyu joined us in June 2013 and serves as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Rhyu served as Chief Financial Officer and Chief Administrative Officer of Match.com, a subsidiary of publicly traded IAC/InterActiveCorp, since June 2011. In those roles, he was responsible for overseeing a broad range of functions, including human resources, legal, information technology and operations, certain international operations and product development. Prior to his roles at Match.com, Mr. Rhyu was a Senior Vice President of Finance at Dow Jones & Company from January 2009 until May 2011, where he ran the global financial function. Previously, Mr. Rhyu served for three years as the Corporate Controller of Sirius XM Radio Inc. and its predecessor company, XM Satellite Radio, as well as serving in the same role for Graftech International. Mr. Rhyu also served six years as an auditor with Ernst & Young LLP in the United States and South America. Mr. Rhyu holds a B.S. from the Wharton School of Business at the University of Pennsylvania and an M.B.A. from the London Business School.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Since it was founded in 1999, K12 has provided students in kindergarten through 12th grade with access to engaging curriculum and learning systems which enable them to maximize their success in life, regardless of geographic, financial or demographic circumstances. Today, we continue to be an industry leader in technology-enabled individualized learning, adapting instruction to meet each student's unique capabilities, interests and needs.

For fiscal 2014, our key achievements and executive compensation highlights included the following:

  •
  Improved academic performance and gains.    Consistent with our primary goal of putting students first, academic performance by students in our managed schools improved. Scantron gains exceeded national norms for more than 55% of all of those schools, achieving target level performance for our academic goals. Scantron is an independent provider of a nationally normed adaptive test which enables us to measure academic gains across all the managed schools we serve.

  •
  Successful execution of strategic initiatives.    Completed divestiture of non-core assets, opened new schools in existing states, established a board-level academic committee, and added a new enrollment center in Knoxville, Tennessee, while implementing a more efficient and effective enrollment process.

  •
  Strong cash flow performance.    Driven by continued revenue growth and a disciplined and focused approach to capital spending, we recognized strong cash flow performance for fiscal 2014. We exceeded our "stretch" performance goal for the key cash flow metric of EBITDA, as adjusted, minus capital expenditures, which we refer to as "EBITDA minus CapEx". Our actual EBITDA minus CapEx for fiscal 2014 was $50.1 million, as compared to a target performance goal of $43 million and a stretch goal of $46 million. (EBITDA is a non-GAAP financial measure that consists of net income, plus net interest expense, income tax expense, depreciation and amortization minus noncontrolling interest charges. A reconciliation of EBITDA to the U.S. GAAP financial measure of operating income is provided on page 59 of our Fiscal 2014 annual report on Form 10-K. EBITDA, as adjusted, further excludes the impact of write-offs, write downs, divestitures and acquisitions and non-cash severance costs, which adjustments had a net positive impact of $8.1 million for fiscal 2014.)

  •
  Recognition from industry peers.    We received prestigious peer and industry awards for our online education products in fiscal 2014, including two 2014 Parents' Choice Awards and a 2014 Mom's Choice Silver Award in recognition of our online curriculum offerings.

  •
  Continued refinement of our executive leadership structure.    Following the resignation of Mr. Ronald Packard, our former CEO, we consolidated our Executive Chairman and CEO functions, with Mr. Nathaniel Davis assuming all CEO functions in combination with his Executive Chairman duties. Mr. Davis now serves as Chairman and CEO, which our Board of Directors determined, in its judgment, would more effectively serve the needs of shareholders, customers, and employees at this phase in the Company's development. In connection with this transition, our Board of Directors further delineated the responsibilities of the Lead Independent Director in its Corporate Governance Guidelines.

  •
  Sustained revenue and EBITDA growth.    Although we achieved revenue and EBITDA growth of 8.4% and 3.7%, respectively, we fell short of our revenue and operating income goals for the year. These results were reflected in our NEOs' annual bonus payouts.

  •
  Aligned compensation program with industry practices.    Following shareholder outreach and review in early fiscal 2014, we made a number of structural changes to our executive compensation policies to address shareholder concerns and to align our compensation programs with modern industry practices. These included, among others, adopting stock ownership and compensation clawback policies, expanded use of performance-based equity incentives and the addition of defined academic performance accountability metrics to our compensation programs.

Modifications to Our Executive Compensation Practices for Fiscal Year 2014 in Response to Shareholder Input

Last year, a majority of our stockholders (53%) who voted on the non-binding advisory vote on executive compensation at the 2013 Annual Meeting of Stockholders approved the compensation of our executive officers. However, in prior years, our stockholders exhibited stronger support for our executive compensation proposals, with approval rates over 90% for both 2012 and 2011. While the Compensation Committee of the Board of Directors, or the "Committee," had already begun to consider and make modifications to executive and employee compensation policies prior to the advisory vote, the mid-year change in our leadership structure and resultant compensation decisions provided an opportunity for a more thorough review. As part of that process, we carefully analyzed and considered the specific areas of concern about our executive compensation programs expressed during the shareholder outreach efforts. Those outreach efforts involved direct discussions with investors, and a tabulation and prioritization of significant pay practice issues that were raised. Based on the input we received, and taking into account the unique challenges confronting a publicly-traded company serving public education in the K-12 sector, the Committee sought an appropriate balance in our executive compensation policies to best serve the long-term interests of our stockholders, while attracting and retaining the talent necessary to achieve those interests. Specifically, the Committee took a number of responsive actions to update our executive compensation practices. Updates to these policies are discussed in more detail throughout this Compensation Discussion and Analysis, but notable modifications included:

Utilization of Performance-Based Equity Incentive Awards

Grants of performance-based equity awards under our long-term incentive plan were extended to include our President/COO in addition to our Chairman/CEO. The awards are earned based on achievement of performance-based criteria, followed by an extended vesting period. Longer one-year minimum performance periods were used in fiscal 2014 and are expected to be used going forward.

"Double Trigger" Stock Option Vesting

Executive Stock Ownership Policy

We adopted a mandatory minimum stock ownership policy applicable to our Chairman/CEO and President/COO which is intended to ensure they hold a significant equity stake in the Company in order to align their interests with the interests of the stockholders. Other executives are encouraged to own meaningful levels of Company shares.

Compensation Clawback Policy

We implemented a clawback policy in fiscal 2014 which permits us to recover previously paid incentive compensation in the case of certain fraud or intentional misconduct of an executive. This policy safeguards against certain types of employee misconduct and allows for the recovery of significant compensation paid to an employee.

Academic Performance Metrics

An academic achievement performance metric was added to our Executive Bonus Plan which is intended to stress the value and increase the accountability of our executives for improved academic performance at our managed schools.

Anti-Hedging Policy

We adopted an amendment to our Policy Statement for the Prevention of Insider Trading to clarify and specifically prohibit short sales, hedging and margin transactions by directors, officers and employees.

Our Executive Leadership Structure

In 2013, the Board of Directors determined that the leadership structure that had successfully served the Company and its owners since 2007 required adjustments to effectively address the operational, competitive, academic, technology and regulatory challenges of our future. This led to the creation of an Executive Chairman position having full responsibility for all operational and corporate functions and a CEO with an organization dedicated to improving academic results and overseeing business development, both domestically and internationally. Following the resignation of our CEO on December 31, 2013, our Board of Directors determined that the Executive Chairman should assume the additional responsibilities of CEO. Mr. Davis now serves the Company as Chairman of the Board of Directors and CEO.

 Our Fiscal 2014 NEOs:

    Nathaniel A. Davis
        •    Chairman and Chief Executive Officer

    Timothy L. Murray
        •    President and Chief Operating Officer

    James J. Rhyu
        •    EVP and Chief Financial Officer

    Howard D. Polsky
        •    EVP, General Counsel and Secretary

    Allison B. Cleveland
        •    EVP, School Management and Services

    Ronald J. Packard
• Former Chief Executive Officer

Executive Leadership Roles
In light of K12's expansion and growth in
recent years, we have ensured our
executive team has the depth, experience
and expertise to maximize financial as well
as academic performance and regulatory
compliance.

Nathaniel Davis joined K12 as a director in
July 2009, was appointed Chairman in June
2012, and was appointed Executive
Chairman in January 2013.

Beginning in January 2014, the Board
appointed Mr. Davis to assume the unified
role of Chairman and Chief Executive
Officer, which it concluded would result in
more focused strategic, tactical and
operational management.

RELATIONSHIP BETWEEN COMPANY
PERFORMANCE AND EXECUTIVE
COMPENSATION

Our performance assessment framework and executive compensation program are designed to link pay and performance.

Executive Compensation Program Design

OUR COMPENSATION
PRINCIPLES

Our compensation programs for our NEOs are guided by three basic principles:

Link compensation to performance. Compensation levels should reflect actual performance—that is, company-wide performance of K12, performance of the individual executive and performance of the students at our managed schools.

The only fixed component of compensation is base salary, which represents a smaller proportion of our executives' total direct compensation.

Annual performance drives the payment of annual incentive compensation, which is largely based on corporate financial objectives, academic performance at the schools we serve and operational achievement during the fiscal year.

Long-term performance drives the ultimate value of long-term incentive plan awards. Restricted shares for our two most senior executives (Messrs. Davis and Murray) are subject to the achievement of measurable financial performance metrics, followed by time-based vesting to balance reward for performance and executive retention.

Maintain competitive compensation levels. Levels of compensation should be competitive with those offered by comparable companies in our industry to attract, retain and reward our NEOs.

Align management's interests with stockholders. We implement programs that will encourage high-performing NEOs to remain with us and increase long-term stockholder value by requiring significant share ownership by our most senior executives and by granting long-term equity incentive awards each year.

Performance Assessment

The Committee uses a well-defined objective process to continually assess performance, which includes a combination of specific financial, individual and, beginning in fiscal 2014, academic Performance Management Objectives, or PMOs. These PMOs ensure that a meaningful portion of annual incentive awards are tied to measurable achievements.

The Committee also engages our independent compensation consultant to assess our pay-for-performance alignment, which includes an analysis of our NEOs' realizable pay relative to our peer group and an analysis of operational and stockholder returns relative to our peer group.

EXECUTIVE COMPENSATION PRACTICES

Below we highlight certain executive compensation practices we employ to align executive compensation with stockholder interests. Also listed below are certain compensation practices we do not employ because we believe they would not serve our stockholders' long term interests.

What We Do

Pay for Performance.    We tie annual pay to objective performance metrics, including our fiscal 2014 revenue, operating income and cash flow (EBITDA minus CapEx). A significant portion of our NEO's potential compensation is not guaranteed but is linked to financial metrics and stockholder return. We seek to place greater emphasis on variable pay components than the members of our peer group and we ask our independent compensation consultant annually to evaluate the alignment of pay and performance relative to our peer group.

Use Rigorous Performance Goals.    We use objective performance-based goals in our annual incentive plan that we believe are rigorous and designed to motivate executive performance. We establish customized individual PMOs for each of our NEOs to set clear performance tasks so a meaningful portion of their annual incentives are tied directly to their individual achievements for the year.

Target Pay Competitively.    We seek to target compensation within a competitive range of the median of the peer group and only deliver greater compensation when warranted by performance or unique skill set.

Link Compensation to Total Shareholder Return.    We believe linking executive compensation to stockholder performance is important, so restricted shares are awarded annually, and the value of those awards to the executives is ultimately based on share price performance.

Utilize Meaningful Vesting Conditions on Equity Awards.    To the extent that time-vested equity awards are granted to our NEOs, we use relatively long three-year or four-year vesting periods under the long-term incentive plan. Equity awards granted in fiscal 2014 in the form of restricted stock to our most senior NEOs, Messrs. Davis and Murray, are subject to the attainment of financial performance conditions and contain subsequent three or four year vesting schedules for additional retention purposes.

Impose a Clawback Policy.    We can recover incentive compensation wrongly awarded to an executive officer where fraud or intentional misconduct led to a restatement of the Company's financial statements.

Require Mandatory Share Ownership.    We require our most senior NEOs to maintain ownership of common stock of the Company to ensure the officers hold a significant equity stake in our Company to align their interests with those of the stockholders. Our other named executive officers also maintain significant ownership positions in our common stock.

Perform Competitive Market Analysis.    We review competitive market data provided by our independent compensation consultant for our executive officers prior to making annual executive compensation decisions.

Analyze Executive Compensation Risk.    Our independent consultant reviews the executive compensation program to ensure that it does not encourage imprudent risk.

Provide an Incentive Oriented Pay Mix.    Pay for our NEOs is heavily performance based, which includes annual incentive awards and long-term incentive value. Our targeted total direct compensation for our CEO is approximately 85% performance based. For our other NEOs, approximately 67% of their targeted total direct compensation is performance based. Actual awards vary based on performance.

What We Don't Do

Grant Multi-Year or Guaranteed Bonuses or Equity Grants.    We do not pay guaranteed bonuses to anyone and currently have no guaranteed commitments to grant any equity-based awards. This ensures that we are able to base all compensation awards on measurable performance factors and business results.

Provide Generous Executive Perquisites.    We do not provide significant perquisites to our NEOs, such as club memberships, vehicles and similar items.

Offer Income Tax Gross-ups.    We do not provide income tax gross-ups for personal benefits and other broad-based benefits.

Permit Excise Tax Gross-ups.    We do not provide excise tax gross-ups for change-in-control benefits.

Offer Pension or Supplemental Retirement Plans.    We do not provide costly retirement benefits to our NEOs that reward longevity rather than contributions to Company performance.

Reprice Options.    Since our initial public offering in 2007, we have not repriced or otherwise reduced the per-share exercise price of any outstanding stock options and we have no present intention of implementing any such repricings or reductions.

Single Trigger Change in Control Payments.    We have always maintained a "double trigger" vesting policy with respect to our restricted stock awards whereby vesting in connection with a change in control also requires a qualifying termination of employment. Beginning in November 2013, all new grants of stock options also contain double trigger vesting provisions.

Allow Hedging.    We adopted an amendment to our insider trading policy to specifically prohibit short sales, hedging and margin transactions.

EXECUTIVE COMPENSATION PROGRAM OBJECTIVES

FOCUS ON RETENTION, MOTIVATION AND VARIABLE PAY

Our executive compensation programs are designed to attract, retain and reward the management talent that we need to maintain and strengthen our position in the education business, to improve academic performance at the public and private online schools we manage, and to achieve our other varied business objectives.

PAY FOR PERFORMANCE

Seeking to tightly link compensation to performance is a fundamental value underlying our NEO compensation practices. The annual incentives paid to each of our NEOs vary with performance, including our annual financial results, customized individual PMOs that are reviewed by the Committee at the beginning of each fiscal year and, beginning in fiscal 2014, academic achievement at our managed schools. A significant portion of the total direct compensation delivered to all of our NEOs, but particularly our most senior NEOs (consisting of Messrs. Davis and Murray), is variable, which directly ties their pay to corporate performance, their individual PMOs and the academic achievement PMOs.

The Committee engages its independent compensation consultant, Towers Watson, to evaluate the relationship and alignment between executive compensation for our NEOs and our corporate performance. In the scope of this review, Towers Watson and the Committee consider a number of measures of total compensation for our NEOs, including the compensation reported in our summary compensation table as set forth in the proxy statement, as well as total direct target pay opportunities and actual earned compensation (consisting of cash paid and stock earnings from shares that vest and options that are exercised). However, the Committee focuses primarily on "realizable pay," which we continuously measure over a trailing three year period. We consider realizable pay to include total base salary compensation, the value of incentives awarded for completed performance periods, plus the intrinsic value of stock options and unvested restricted share awards. The Committee then reviews the total realizable pay of our CEO and other NEOs as compared to the total realizable pay of the executives at our peer group companies and compares these results alongside a review of our performance in relation to the performance of our peers. The performance comparison includes a review of total shareholder return over one and three year periods, as well as a three year assessment of a broad composite of metrics that encompasses components of revenue and earnings growth, balance sheet metrics, such as return on assets and equity, cash flow growth and return metrics, as well as total shareholder return. When evaluating performance, the Committee chooses to focus on the comprehensive composite measure of performance (rather than solely on shareholder return metrics) because it believes this better reflects our overall performance as a company and the performance of our executive management team, given the unique challenges confronting us as a publicly-traded company serving public education in the K-12 sector.

For fiscal 2014, Towers Watson's study revealed that the total realizable pay of our NEOs over the last three fiscal years relative to that of our public company peer group, and our performance over that period relative to those peer companies, measured on a comprehensive composite basis, were closely aligned. Our performance in this regard ranked at the 48th percentile of the peer group, while the three-year realizable pay ranked at the 31st percentile of the peer group for our CEO and at the 50th percentile for our other NEOs, as illustrated in the tables below:

Peer Group Pay vs. Performance Analysis 3-Yr CEO Realizable Pay	Peer Group Pay vs. Performance Analysis 3-Yr Avg. Other NEOs Realizable Pay

RISK ASSESSMENT IN COMPENSATION PROGRAMS

Consistent with SEC disclosure requirements, we periodically evaluate the risk profile associated with the Company's executive and other compensation programs. In fiscal 2014, the Committee engaged Towers Watson to review the existing programs and analyze whether they create risks that are reasonably likely to have a material adverse effect on the Company. Among other factors, the Towers Watson analysis considered the program structure, design characteristics and performance-based measurements associated with our executive compensation program and concluded that our compensation programs contain a number of safeguards that are expected to minimize excessive risk taking, including capped incentive plan payouts, an incentive compensation claw back policy, the use of multiple metrics in our annual incentive plan, balanced bonus and equity variable pay structures, multi-year vesting of long-term incentive grants, modest perquisites and a stock ownership policy for our Chairman and CEO and our President and COO.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the Company's ability to effectively identify and manage significant risks, are compatible with effective internal controls and the risk management practices of our Company, and are supported by the oversight and administration of the Committee with regard to executive compensation programs.

DETERMINING EXECUTIVE COMPENSATION

The Committee uses a performance-based framework as the basis for compensation decisions for our executives. To maintain a disciplined approach to incentive compensation, the Committee applies a pre-defined process to calculate annual incentive payouts in relation to our level of achievement against objective financial performance criteria, each NEO's measurable PMOs and academic achievement at our managed schools. The Committee may adjust final payout amounts to ensure that compensation decisions are fair and equitable, reflect all available information and serve our overall corporate objectives, including the retention of our NEOs, which we believe is critical to our ability to implement our strategic goals and continue to grow our business.

Towers Watson's work for the Committee in fiscal 2014 included our annual compensation benchmarking and pay for performance assessments, as described above. In determining overall compensation levels, the Committee generally seeks to target total direct opportunity compensation in the range around the 50th percentile of our peer group companies for most NEOs, with the possibility to earn compensation above these levels when dictated by actual superior performance or other commercial factors tied to attraction and retention of specific skill sets.

ASSESSING COMPARATIVE MARKET DATA AND PRACTICES

Towers Watson assists the Committee by reviewing comparative market data on compensation practices and programs of publicly-traded peer group companies and published survey data. The peer group was selected based on a number of factors, including revenue, market capitalization, corporate strategy and industry. The publicly-traded companies in the fiscal 2014 peer group were:

• Blackbaud, Inc.	• Education Management Corp.	• ITT Educational Services, Inc.
• Bridgepoint Education, Inc.	• Fair Isaac Corporation	• LinkedIn Corporation
• Capella Education Co.	• Gartner, Inc.	• Strayer Education, Inc.
• Corporate Executive Board Co.	• Grand Canyon Education, Inc.	• Universal Technical Institute, Inc.
• DeVry, Inc.	• iGate Corp.	• Zynga, Inc.

The Committee and Towers Watson use this group of relevant companies to compare the compensation levels of our NEOs to comparable executive positions of companies in the peer group. This peer group reflected adjustments made at the beginning of fiscal 2014 to remove certain companies that were taken private or that were no longer of comparable size to us and to add certain companies that included us within their peer group. The companies we removed from our peer group in early fiscal 2014 were Corinthian Colleges, Inc., Cree, Inc. and EZCORP, Inc., and the companies that we added to our peer group in early fiscal 2014 were Fair Isaac Corporation, Gartner, Inc., LinkedIn Corporation and Zynga, Inc.

For purposes of our pay for performance assessment conducted by Towers Watson in fiscal 2014 as described above under the section entitled "Executive Compensation Program Objectives—Pay for Performance," Towers Watson also included in its analysis The Advisory Board Company, American Public Education, Inc. and Career Education Corp. in order to provide a broader basis of performance data for comparative review.

In late fiscal 2014 the Committee approved the addition of Houghton Mifflin Harcourt Co. to our fiscal 2015 peer group but did not otherwise adjust the peer group in order to ensure consistency in compensation benchmarking from year to year. Because our June 30 fiscal year-end date is later than that of these firms, we are able to review up-to-date information about market practices and compensation awards for the previously completed calendar year.

ELEMENTS OF COMPENSATION

The following table outlines the key components of our executive compensation program for our NEOs for fiscal 2014:

	Component	Role	How it Is Determined/Links to Performance

FIXED	Base Salary	• To provide a stable, reliable monthly income • Set at levels that should comprise a low percentage of total compensation for executives	• Reviewed periodically in light of individual performance results, market pay practices and advice of the Committee's independent compensation consultant

VARIABLE	Annual Incentive

•

To reward the achievement of annual objective financial goals, individual PMOs and academic achievement at our managed schools

•

Links compensation to performance since award amounts are determined after fiscal year based on actual results

•

Target annual incentive levels are determined based on competitive market analysis

•

Variable and primarily based on corporate and individual performance, and academic performance at our managed schools

•

Key corporate-level metrics for fiscal 2014 included specific revenue and operating income targets

Equity

•

To increase alignment with stockholders by providing significant stock ownership

•

Typically constitutes the largest portion of total compensation opportunity

•

Option grants provide value only based on stock price appreciation

•

To reward achievement of specific financial goals

•

To retain executives through three or four year vesting periods

•

To realize value attributable to performance achievement and stock price

•

Target grant levels are determined based on competitive market analysis

•

Aligns executive interests with those of stockholders as potential value of awards increases or decreases with stock price

•

Awards granted as restricted stock and, for our Chairman/CEO, stock options as well

•

Stock option awards generally vest over four-year period

•

Restricted stock awards generally vest over three-year period

•

Award of restricted performance shares that are earned based on financial achievements tied to our cash flow results, specifically the attainment of EBITDA minus CapEx goals

Component	Role	How it Is Determined/Links to Performance

Other Compensation

•

To allow executive officers to participate in standard employee benefit plans

•

To provide opportunity for deferring income taxes on a portion of annual income

•

To provide supplemental long-term disability and life insurance coverage

•

NEOs may participate in K12 compensation and benefit programs on the same terms as other employees, such as health and welfare benefit plans, 401(k) plan, life insurance plan and executive life and disability plans

•

NEOs may elect to participate in a non-qualified deferred compensation plan providing tax-efficient savings, but no additional company contributions

•

Premiums for supplemental disability and life insurance benefits for NEOs are paid by the Company

FISCAL 2014 COMPENSATION DECISIONS

Determination of Base Salaries

Base salaries for our NEOs are initially determined by negotiation at the time of hire and take into consideration the scope of their responsibilities, as well as competitive market compensation paid by our peer group to similarly situated executives. In determining base salary adjustments for fiscal 2014, the Committee considered peer group data provided by Towers Watson, the changes in our executive management structure and the transition of certain NEOs to positions requiring increased duties and responsibilities, as further explained below.

Chairman/Chief Executive Officer

Effective January 1, 2014, following the resignation of Mr. Packard, the Board of Directors appointed Mr. Davis as Chairman and CEO, assuming all responsibilities of the former CEO in addition to his responsibilities as Chairman. When determining Mr. Davis' base salary as CEO, the Board of Directors considered a competitive compensation study performed by Towers Watson of the compensation earned by chief executive officers at each of the companies in our peer group, which study indicated that Mr. Davis' revised base salary of $675,000 was competitive, but generally below the median of our peer group's chief executive officers. Mr. Davis' base salary in fiscal 2013 was set substantially below the median to place greater weight on variable performance pay and in consideration of a leadership structure that included Mr. Packard at that time. While Mr. Davis' fiscal 2014 base salary remains below the median level, it is structured to continue to place greater emphasis on variable pay opportunities to ensure closer pay for performance alignment.

Executive Vice President of School Management and Services

Ms. Cleveland assumed the duties and responsibilities of Executive Vice President of School Management and Services in fiscal 2013. Her base salary was increased effective July 1, 2013, and again on February 25, 2014, as Ms. Cleveland's previous salary was below the base salaries of our other executive vice presidents. The Committee determined that an interim adjustment was warranted for Ms. Cleveland as the School Management and Services group she manages is responsible for approximately 85% of the Company's revenue, is accountable for the management of most of our employees and shares accountability for academic achievement at our fully managed schools. Based on data provided by Towers Watson, Ms. Cleveland's adjusted base salary places her in the middle of the market range for an executive vice president position.

The base salaries for each of our NEOs in fiscal 2014 are set forth in the table below:

Name	Base Salary for Fiscal 2013	Base Salary for Fiscal 2014	Percentage Increase

Nathaniel A. Davis	$480,000	$675,000 (1)	40.6%

Timothy L. Murray	500,000	515,000	3.0%

James J. Rhyu	460,000	460,000	0% (2)

Howard D. Polsky	300,000	315,000	5.0%

Allison B. Cleveland	275,000	335,000	21.8%

Ronald J. Packard	675,000	N/A	N/A

(1)
Mr. Davis' base salary of $675,000 in fiscal year 2014 was effective on January 1, 2014.

(2)
Mr. Rhyu was hired in the fourth quarter of fiscal 2013 and did not receive a base salary increase for fiscal 2014.

Executive Bonus Plan

We maintain an annual cash bonus program, or the Executive Bonus Plan, which is intended to reward executive officers based on Company performance relative to objective financial metrics, individual measurable PMOs and, beginning in fiscal 2014, academic achievement at our managed schools. We believe that the Executive Bonus Plan provides incentives that are necessary to retain high performing executives and reward them for achieving short-term goals in the pursuit of our larger business objectives. It is also designed to make a meaningful portion of NEO cash compensation variable based upon Company, individual and academic performance.

In fiscal 2014, we adopted a performance-based umbrella bonus plan for certain of our key executives based upon objective performance metrics and a pre-determined bonus pool, which is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. While all Executive Bonus Plan awards continue to be determined based on multiple corporate level financial and academic metrics and a rigorous assessment of individual PMOs, the umbrella bonus plan ensures that for our most senior executives (which for fiscal 2014 included Messrs. Davis, Packard and Murray), their Executive Bonus Plan award will not exceed a pre-determined percentage of our operating income for the year. For 2014, these percentages were 3.8% for Mr. Davis, 3.3% for Mr. Packard and 2.9% for Mr. Murray. The umbrella bonus plan also enabled the Committee to exercise both positive and negative discretion in tying compensation to actual performance as events unfolded during the performance period, and the annual cash bonuses for these executives were substantially below the bonus pool pre-determined levels.

The Executive Bonus Plan for our NEOs in fiscal 2014 consisted of three primary PMO categories: (i) corporate-level financial performance metrics; (ii) individual PMOs intended to motivate our executives to produce measurable corporate, academic and strategic achievements; and (iii) academic achievement PMOs intended to align pay with academic performance at our managed schools. The Committee identified these PMOs and assigned their relative weightings to align the total cash compensation opportunity of our NEOs with the achievement of specific performance objectives that are intended to promote the creation of long-term stockholder value.

Primary PMOs Weighting

All PMO categories provide our NEOs the opportunity to earn above target awards in the event of outperformance and have minimum thresholds for underperformance. With respect to Mr. Davis' PMOs, the maximum performance under the corporate financial PMO comprises 135% of that component and maximum performance under the academic achievement PMO comprises 133% of that component. Pursuant to his employment agreement, Mr. Davis' total maximum bonus is 200% of the target amount, with incremental bonus opportunity available through individual PMO achievements.

Corporate Financial PMOs

The corporate financial PMOs account for 35% of each NEO's target Executive Bonus Plan opportunity. In fiscal 2014, the Committee modified its financial performance matrix to provide for certain percentages of the annual cash bonus that each NEO could receive depending upon the Company's achievement of certain minimum, target or "stretch" operating income and revenue goals, ranging from 60% to 135% of the 35% target corporate-level component of each NEO's bonus. In the event that performance falls in-between payout levels in the matrix, we apply the lower payout amount associated with those operating income and revenue goals.

For fiscal 2014, the minimum targets required substantial growth in revenue and operating income in order for our NEOs to receive any payout under the Executive Bonus Plan for the corporate financial performance component. The following payout matrix sets forth an illustration of the payout levels in relation to the target bonus amounts that would apply under our Fiscal 2014 Executive Bonus Plan under the range of possible scenarios, based on the minimum, target and maximum levels of performance.

		Revenue (millions)
		$939.6	$948.1	$956.5	$965.0	$973.5	$983.6	$990.4	$998.9	$1,007.3	$1,015.8	$1,024.3
	$52.3	0%	0%	60%	64%	68%	70%	72%	74%	76%	78%	80%
	$54.6	0%	0%	65%	69%	73%	75%	77%	79%	81%	83%	85%
Operating Income (millions)	$56.9	0%	0%	72%	75%	78%	80%	82%	84%	86%	88%	90%
	$59.2	0%	0%	79%	81%	83%	85%	87%	89%	91%	93%	95%

	$61.4	80%	82%	84%	86%	88%	90%	92%	94%	96%	98%	100%

	$63.7	88%	90%	92%	94%	96%	98%	100%	102%	104%	107%	109%
	$66.0	95%	97%	99%	101%	103%	105%	107%	109%	111%	115%	117%
	$68.3	103%	105%	107%	109%	111%	113%	115%	117%	119%	125%	127%
	$70.5	110%	112%	114%	116%	118%	120%	122%	124%	126%	133%	135%

Although we achieved sustained revenue growth of more than 8% and operating income growth, as adjusted for certain charges, of more than 20% for fiscal 2014, this performance fell below minimum thresholds reflected in the matrix above. As a result, our NEOs received no payout on the corporate financial performance component of our Executive Bonus Plan. (As adjusted operating income excludes the impact of write-offs, write-downs, and severance costs, which adjustments had a net positive impact of $32 million to operating income for fiscal 2014).

Individual PMOs

The individual PMOs account for 50% of each NEO's target Executive Bonus Plan opportunity. Mr. Davis' individual PMOs also provide incremental bonus opportunities to provide a total aggregate maximum level of 200% of his target bonus pursuant to the terms of his employment agreement. We also retain discretion to pay awards to other NEOs at above target level for the individual performance component of our Executive Bonus Plan to reward to exceptional individual performance for the year or otherwise where the Committee does not believe the NEO's total annual incentive awards reflects his or her individual contributions for the year. We also retain discretion to reduce an NEO's individual performance payouts in circumstances where the Committee determines that the individual NEO's overall annual incentive award does not otherwise accurately reflect his or her individual performance or our overall corporate level performance for the year.

A general description of each NEO's primary individual PMOs for fiscal 2014 and his or her achievements are described below:

	Fiscal 2014 Individual PMOs	Achievement of Individual PMOs

Nathaniel A. Davis	• Complete succession plan for senior vice-presidents and above	• Completed succession plan by identifying potential candidates
	• Attain cash flow goals, specifically EBITDA minus CapEx of $45.6 million or $50 million for outperformance achievement	• Attained EBITDA minus CapEx of $50.1 million resulting in achievement of maximum stretch performance target
	• Improve operating income margins by 6.2% or 6.7% for outperformance achievement	• Operating income margins improved by 6.4% meeting the target performance goal
	• Achieve full-year student retention target	• Did not meet student retention target
	• Meet targeted marketing costs for enrollments	• Enrollment marketing costs improved, but target was not attained
	• Complete two of the following goals: obtain approval of new managed public school; gain approval for operations in a new state; and obtain at least two raises of enrollment caps	• Opened 5 new schools and caps raised in three states
	• Develop strategic plans for the Company's non-core businesses	• Divested non-strategic assets/businesses
	• Define strategic growth strategy for the institutional business based on achieving fiscal 2014 operating income at or above fiscal 2013	• Institutional business operating income goal not attained

Timothy L. Murray	• Attain cash flow goals, specifically EBITDA minus CapEx of $45.6 million or $50 million for outperformance achievement	• Attained EBITDA minus CapEx of $50.1 million resulting in achievement of maximum stretch performance target
	• Improve operating margins	• Achieved operating margin performance target
	• Achieve full-year student retention target	• Did not meet student retention target
	• Meet targeted enrollment marketing costs	• Enrollment marketing costs improved, but target was not attained
	• Increase revenue related to Middlebury joint venture	• Achieved Middlebury revenue growth target

James J. Rhyu	• Increase operating leverage over 12% threshold	• Operating leverage achievement exceeded target
	• Lead transformation of finance organization	• Successfully filled key functional roles on finance team and implemented major process improvements (including quarterly and year-end closing processes)
• Drive structural improvements in key functional areas to accelerate operating performance

•

Controlled departmental spend costs to plan, improved SOX controls, implemented management tool to track and manage compensation costs; did not achieve marketing cost or school operating cost structure specific goals

	• Develop partnerships with key business leaders to establish a collaborative culture that fosters both transparency and accountability	• Improved quality and time of communications with Audit Committee, improved monthly forecasting processes with internal business leaders and established good relationships with investment community

Howard D. Polsky	• Implement legal compliance and ethics program	• Hired Chief School Compliance Officer; instituted SEC training for senior executives; delivered compliance report to Audit Committee
	• Support strategic plans for the Company's non-core businesses	• Provided due diligence, negotiation, licensing and definitive documentation for divested businesses
	• Achieve favorable outcomes in pending and threatened litigation while supporting school development and operations	• Effectively managed state regulatory issues, shareholder lawsuit, breach of contract claims, director and officer insurance, and litigation strategies as presented to Board of Directors
	• Ensure compliance with public company duties	• Oversight of all SEC periodic reports, comment letters and proxy statement; advised Board of Directors, Audit and Compensation Committees

	Fiscal 2014 Individual PMOs	Achievement of Individual PMOs

Allison B. Cleveland	• Achieve average or above state school accountability rating or improve rating from 2012-2013 school year	• Initial results show an improvement in state school accountability measures over 2012-2013
	• Meet targets for student experience	• Achieved improvement in completion of individual learning plans, "Strong Start," and Study Island pathways over prior year
	• Improve Scantron gain and participation over prior school year	• Achieved targets set for Scantron testing participation in the fall and spring
	• Achieve full-year student retention target	• Did not meet student retention target
	• Meet organizational financial targets for revenue and expenses	• Organizational financial targets attained

Ronald J. Packard	• Achieve revenue targets and develop strategic plans for the Company's non-core businesses	• Non-core businesses successfully divested and majority of revenue targets achieved
	• Contribute to long-term business development growth, such as opening a school in a new location, securing grants or developing relationships in key states	• New school opened in Texas
	• Achieve other academic related goals including developing student engagement index and publishing academic report	• 2014 Academic Report published and academic diagnostic pilot and research project implemented

Academic PMOs

In an ongoing effort to tie our NEOs' interests to academic achievement at our managed schools, the Committee modified our Executive Bonus Plan to add an academic achievement performance measure weighted at 15% of the NEOs' total cash bonus opportunity, with a potential to receive above target in the event of substantial outperformance or below target in the event certain minimum threshold levels are not attained. Academic achievement in this regard is measured by Scantron gains at our managed schools, which is based upon an independent, nationally normed computer adaptive testing program provided by Scantron that allows us to measure the improvement in academic performance over the course of a school year. Under this academic achievement matrix, our NEOs would not receive a bonus unless the Scantron gains at 45% of our managed schools exceed national norms. Each NEO would be entitled to receive 100% of the academic level component of his or her target bonus (representing 15% of his or her target bonus) if the Scantron gains at 55% of our managed schools exceeds national norms. Scantron gains exceeding national norms at 45% of our managed schools would result in the NEO receiving 5% of the target bonus, while Scantron gains exceeding national norms at 70% of our managed schools would entitle the NEO to 20% of the target bonus.

For fiscal 2014, the Scantron gains exceeded national norms at more than 55% of our managed schools, resulting in payout at target for this component of our Executive Bonus Plan.

Determination of Fiscal 2014 Annual Performance Bonuses Paid

In August 2014, the Committee reviewed the Company's financial results for fiscal 2014 and evaluated each NEO's achievement against the previously-established individual PMOs and academic achievement. Based on those criteria, the Committee approved incentive awards for each NEO as summarized in the table below:

Name	(a) Weighted Operating Income / Revenue Combined (1)	(b) Weighted Individual PMOs (2)	(c) Weighted Academic PMOs (3)	(d) = (a)+(b)+(c) Total Achievement (% of Target Bonus Paid) =	(e) Target Bonus (% of Base Salary)	(f) Base Salary ($)	(g) = (d)*(e)*(f) Amount of Bonus ($)

Nathaniel A. Davis	0%	90%	15%	105%	150%	$675,000	$663,125 (4)

Timothy L. Murray	0%	44.4%	15%	59.4%	90%	515,000	275,525

James J. Rhyu	0%	72.5%	15%	87.5%	80%	460,000	322,000

Howard D. Polsky	0%	60%	15%	75%	50%	315,000	153,125 (2)

Allison B. Cleveland	0%	60%	15%	75%	50%	335,000	160,625 (2)

Ronald J. Packard	0%	85%	15%	100%	100%	675,000	337,500 (5)

(1)
Amounts shown reflect percentage of total target bonus earned. Despite sustained revenue and EBITDA growth of 8.4% and 3.7%, respectively, we fell short of our revenue and operating income goals for the year, resulting in our NEOs receiving no payout for this component for fiscal 2014.

(2)
Amounts shown reflect percentage of total target bonus earned. For all of our NEOs, individual PMOs represented a weighting of 50% of their overall target bonus eligibility and the amount shown reflects an initial individual PMO rating of 88.8% for Mr. Murray, 145% for Mr. Rhyu and 120% for each of Mr. Polsky and Ms. Cleveland. All NEOs have the opportunity to earn above target for their individual PMO based on outperformance of target and upward or downward adjustments may be made. For fiscal 2014, upward adjustments were made for Mr. Polsky and Ms. Cleveland to reward the NEOs' strong individual performance and in recognition of there having been no payout with regard to the corporate financial PMO in 2014. Mr. Davis' individual PMOs provided incremental bonus opportunities up to 200% of target, consistent with the terms of his employment agreement.

(3)
Amounts shown reflect percentage of total target bonus earned. For fiscal 2014, Scantron gains exceeded national norms at more than 55% of our managed schools, resulting in payout at target for all of our NEOs for this component.

(4)
Based on the Company's overall performance in fiscal 2014, including the Company's inability to meet the corporate-level financial performance target, the Committee recommended that the Board of Directors reduce the bonus to be awarded to Mr. Davis. The Board of Directors approved an annual bonus award for fiscal 2014 that was less than the assigned weightings of the individual and academic PMOs.

(5)
In connection with Mr. Packard's resignation of employment during fiscal 2014, he received an annual bonus for fiscal 2014 on the same basis as the other NEOs. In September 2014, the Committee certified that Mr. Packard earned 100% of his target bonus, which was pro-rated to 50% based on his service to the Company during the first half of fiscal 2014.

Determination of Long-Term Incentive Plan Awards

We believe that providing long-term equity awards promotes our compensation philosophy of aligning executive pay with the long-term interests of our stockholders in building the value of our Company. In deciding on long-term incentive award amounts for each of the NEOs, the Committee considered:

  •
  The responsibilities and position of each executive officer;

  •
  Our goals in creating the long-term incentive plan, including incentivizing performance and encouraging long-term retention; and

  •
  Data provided by Towers Watson.

During fiscal 2014, we granted restricted stock awards under our 2007 Equity Incentive Award Plan, as amended, or the "2007 Plan", to certain of our employees, including our NEOs, and stock options to Mr. Davis, as described in more detail below. The Committee believes that the use of restricted stock (as opposed to stock options) as the primary form of equity compensation for most of our NEOs more closely aligns the interests of these executives with those of our stockholders, provides better retention incentives and results in less dilution to our stockholders. However, the Committee utilizes stock options as a form of equity incentive compensation for our most senior NEOs to tie their realizable pay to the creation of long-term stockholder value. The dollar amount of these stock option grants, as shown in the "Summary Compensation Table for Fiscal 2014" below, reflect an assumed accounting or "Black-Scholes" value of the option grants and do not represent the actual amount of compensation Mr. Davis may receive in connection with these awards. All stock option grants have an exercise price equal to the fair market value of our Common Stock on the date of grant. As a result, the NEOs will realize the value of the option grants only to the extent our share price appreciates and benefits our stockholders.

Chairman/Chief Executive Officer

In fiscal 2014, the Committee approved a long-term incentive plan award to Mr. Davis for fiscal 2014 with a total target value of $3 million, which award is distributed evenly between performance-based restricted stock and stock options. The number of shares in Mr. Davis' stock option grant was determined using the "Black-Scholes" value of the option as described above. The shares vest over a period of four (4) years such that 25% of the shares subject to the option vest on the first anniversary of the date of grant and the remaining shares vest in equal quarterly installments thereafter, subject to his continued employment. The number of shares in Mr. Davis' restricted stock grant was determined based upon the fair market value of our common stock on the date of grant, which resulted in a target award of 44,222 shares. The restricted stock award is earned based upon the attainment of certain EBITDA minus CapEx thresholds for fiscal 2014 as set forth in the table below and subject to vesting in equal annual installments over a period of three years.

Performance Level	Metric: EBITDA - CAPEX	% of Award Earned

Below Threshold	<$40M	0%; Entire award forfeited

Threshold	$40M	80% of award earned

Target	$43M	100% of award earned

Outperform	$46M	133% of award earned

Financial achievement falling between the specified threshold levels would result in a proportionate adjustment to the shares eligible to vest. In early fiscal 2015, the Committee determined that the Company's fiscal 2014 EBITDA minus CapEx was $50.1 million, which resulted in Mr. Davis earning an award at the 133% maximum level (i.e. 58,815 shares), one-third of which vested on September 4, 2014, the date of certification of achievement, and the remainder will vest on each of September 4, 2015 and 2016.

President/Chief Operating Officer

Mr. Murray was granted 30,000 shares of time-based restricted stock in August 2013, which shares vest semi-annually over a three year period, with 20% vesting in the first year and 40% vesting in each of the next two years following the grant date. In addition, the Committee approved a special retention award in the form of 100,000 shares of performance-based restricted stock. The special award was designed to provide compensation value only to the extent our cash flow performance objectives were achieved for fiscal 2014. These restricted shares are earned based upon the attainment of the EBITDA minus CapEx thresholds for fiscal 2014 described above, provided however, that Mr. Murray's award is not subject to increase based upon achievement of the outperform performance level. Financial achievement falling between the specified threshold levels would result in a proportionate adjustment to the shares eligible to vest. Mr. Murray's retention award is also subject to a special time-based vesting schedule over a period of four years such that, for 60% of the award (60,000 shares), 20% of the shares will vest upon certification of the achievement of the performance goals and 20% will vest every six months thereafter until fully vested. For the remaining 40% of the award (40,000 shares), 50% of the shares will vest on each of the third and fourth anniversaries of the date of grant. Based upon the Committee's determination in early fiscal 2015 that the Company's fiscal 2014 EBITDA minus CapEx was $50.1 million, Mr. Murray earned an award at the 100% level (i.e. 100,000 shares), 12% of which vested on August 29, 2014, the date of certification of achievement, 12% of which will vest every six months thereafter until 60% of the total award has fully vested, and 20% of which will vest on each of August 29, 2016 and 2017.

Other NEOs

In August 2013, we granted time-based restricted stock awards to other NEOs in the following amounts: Mr. Polsky received 20,000 shares of restricted stock and Ms. Cleveland received 12,000 shares of restricted stock. The shares of restricted stock granted to our NEOs vest semi-annually over a three-year period, with 20% vesting in the first year and 40% vesting in each of the next two years following the grant date. The Committee determined that the size of each restricted stock award was appropriate to encourage retention among our NEOs and to ensure the stability and consistency of our management team. After carefully considering the input received from the Company's shareholders, the unique challenges encountered by a publicly-traded company serving the K-12 public education sector and the necessity of retaining our executive leadership team in a challenging marketplace during the transition of our executive management structure, the Committee determined that it was in the best interest of the Company and its shareholders to issue performance-based awards to our most senior executives (Mr. Davis and Mr. Murray), but to continue to evaluate whether to extend that approach to the other NEOs in the future. In late fiscal 2013, Mr. Rhyu received an award of 109,520 shares of restricted stock in connection with his commencement of employment with us in June 2013 and therefore did not receive an additional equity award in fiscal 2014.

Other Compensation

Deferred Compensation Plan

We maintain a non-qualified deferred compensation plan, or the Deferred Compensation Plan, for members of our management team, including our NEOs. Under the Deferred Compensation Plan, our NEOs are eligible to elect to defer the receipt of up to 50% of their annual salary and up to 100% of any annual incentive bonus until retirement. Earnings are credited on deferred amounts based upon a variety of investment options that may be elected by each participant. The Company does not make any contributions to the Deferred Compensation Plan. Certain information with respect to amounts deferred by our NEOs under this plan is set forth below in the "Non-Qualified Deferred Compensation Table."

Defined Contribution Plan

We maintain a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, in which certain of our employees, including our NEOs, are eligible to participate. All employees, including our NEOs, are automatically enrolled in the 401(k) Plan at a 3% deferral rate with the ability to opt-out. The 401(k) Plan allows participants to defer a portion of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. We currently provide matching contributions equal to $0.25 for each dollar of a participant's contributions, up to a maximum of 4% of the participant's annual salary, subject to certain statutory limits.

Employee Benefits and Perquisites

We provide our NEOs with certain personal benefits and perquisites, which we do not consider to be a significant component of executive compensation but recognize to be an important factor in attracting and retaining talented executives. NEOs participate in the same medical, dental, vision, disability and life insurance plans as our employees generally. We also pay for supplemental long-term disability and life insurance premiums for our executive officers and provide our executive officers with the opportunity to receive annual Company-paid executive physical examinations. We provide these supplemental benefits to our executive officers due to the relatively low cost of such benefits and the value they provide in assisting us in attracting and retaining talented executives. We reimburse certain executives for their relocation expenses from time to time and for temporary housing expenses they may incur in connection with their provision of services. We provide such reimbursements to our executives because such expenses are typically directly associated with and would not have been incurred but for their commencement or continued provision of services.

Pursuant to an amendment of his employment agreement, Mr. Murray was entitled to receive reimbursement for up to $70,000 in relocation expenses incurred prior to March 31, 2014, which amount shall be paid back to the Company in the event of Mr. Murray's resignation prior to December 19, 2014, the one year anniversary of the effective date of the amendment. In addition, Mr. Murray received lodging and commuting allowances in fiscal 2014.

None of our executive officers receive tax gross-ups in connection with our provision of any perquisites or personal benefits. The value of personal benefits and perquisites we provided to each of our NEOs is set forth below in our "Summary Compensation Table for Fiscal 2014."

COMPENSATION GOVERNANCE, PROCESS
AND INCENTIVE DECISIONS

Role of Compensation Committee and Non-Employee Directors

The Committee is responsible for overseeing and implementing our NEO compensation programs, as specified in the Committee's charter. The Committee's role includes:

  •
  Determining and recommending to the Board of Directors the incentive compensation and equity awards of our Chairman and CEO and approving such compensation for other NEOs;

  •
  Establishing and approving compensation plans for NEOs based on the recommendations of the Chairman and CEO and the Committee's compensation consultants;

  •
  Annually reviewing and, where appropriate, adjusting the base salaries of our NEOs; and

  •
  Proposing revisions to the Committee's charter for Board of Directors approval to ensure compliance with new SEC regulations and NYSE listing standards as enacted.

In implementing its role in the compensation program, the Committee uses information from a number of sources. The information utilized by the Committee includes advice from its independent compensation consultant, data regarding the compensation practices of competitors, advice from outside counsel specializing in executive compensation, tally sheets showing prior compensation awards, and outstanding equity holdings of the NEOs.

Role of Management

Our management, under the leadership of our Chairman and CEO, plays an important role in establishing and maintaining our NEO compensation programs. Management's role includes recommending plans and programs to the Committee, implementing the Committee's decisions regarding the plans and programs and assisting and administering plans in support of the Committee. Our Chairman and CEO also provides information on the individual performance of the other NEOs and makes annual recommendations to the Committee on compensation levels for all other NEOs.

Role of Committee's Independent Compensation Consultant

The Committee's charter gives it the authority to retain and approve fees and other terms of engagement for compensation consultants and other advisors to assist it in performing its duties. In fiscal 2014, the Committee continued to retain Towers Watson as its independent compensation consultant. Towers Watson reports directly to the Committee, which annually reviews its performance and fees.

In fiscal 2014, the Committee received a report from Towers Watson reviewing its independence in light of SEC regulations and NYSE listing standards. The Committee discussed all relevant factors and concluded that the engagement of the consultant did not raise any conflicts of interest.

The Committee requested Towers Watson to provide relevant executive compensation information about market practices and trends. Additionally, Towers Watson attends certain Committee meetings, reviews existing compensation programs to ensure consistency with our compensation philosophy and current market practices and analyzes the comparative information derived from the peer group and published survey data that the Committee uses when making compensation decisions.

OTHER COMPENSATION POLICIES AND PRACTICES

Stock Ownership Policy

In fiscal 2014, the Committee adopted a mandatory stock ownership policy for certain of our key executive officers who have a broad scope of management authority over the entire business. The policy is designed to ensure that these officers hold a significant equity stake in our Company to align their interests with those of the stockholders. The policy requires each of our Chairman and CEO and President and COO to maintain ownership of common stock of the Company having a value equal to three times their base salary. Messrs. Davis and Murray have five years from the policy's effective date of February 26, 2014 to accumulate the specified level of ownership. In adopting the policy, the Committee also considered whether to apply mandatory ownership criteria to the other NEOs but elected to begin only with Messrs. Davis and Murray. When making this determination, the Committee considered key factors unique to the Company, including the recruiting of experienced executive talent from the public education sector, the organizational changes at top management levels currently underway at the Company, and the fact that our current

NEOs voluntarily maintain significant ownership positions in our common stock. Application of the ownership policy to other NEOs and directors will continue to be evaluated as circumstances change.

Compensation Clawback Policy

The Board of Directors adopted a clawback policy in September 2013. If the Board of Directors determines that it is necessary, the Company may recover from current or former executive officers the amount of previously paid incentive compensation (including both cash bonuses and equity awards) that the Board of Directors determines to be appropriate if a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of an executive leads to a financial restatement. This clawback provision is intended to provide enhanced safeguards against certain types of employee misconduct, and allows for recovery of significant compensation paid to an employee.

Amendment to Insider Trading Policy

We maintain a Policy Statement for the Prevention of Insider Trading that applies to all securities issued by the Company, including common stock, options to purchase common stock, preferred stock, and any other type of security that the Company may issue or that relates to the Company's securities. Our Board of Directors has amended the policy to clarify that Company employees, directors and consultants are prohibited from engaging in hedging transactions, including purchasing Company stock on margin or engaging in transactions in puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of the Company's equity securities.

Tax Deductibility of Annual Compensation

Section 162(m) of the Internal Revenue Code limits tax deductions for certain annual compensation in excess of $1,000,000 paid to certain individuals named in the summary compensation tables of public company proxy statements. The Committee has generally sought to structure certain incentive compensation awards to satisfy the requirements for such awards to be treated as qualified performance-based compensation for purposes of Section 162(m) where necessary to preserve the tax deductibility of such payments. The Committee considers tax deductibility when structuring compensation programs and presently expects to continue to pursue compensation programs that are intended to be tax deductible. However, if circumstances warrant, the Committee retains the discretion to grant incentive awards to NEOs that are not fully deductible as a result of Section 162(m), as the Committee must balance the effectiveness and overall goals of our executive compensation programs with the materiality of reduced tax deductions.

Accounting for Stock-Based Compensation

ASC Topic 718, Compensation—Stock Compensation, requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of equity-based awards under our equity incentive award plans are accounted for under ASC Topic 718. We consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Equity Grant Practices

We do not have any program, plan or practice to time equity awards to our employees in coordination with the release of material non-public information. We generally grant awards at the time employment commences and annually in connection with our annual compensation review process. We do not grant equity awards based on our stock price. If we are in possession of material non-public information, either favorable or unfavorable, when equity awards are made, the Committee will not take the information into consideration in determining award amounts. Our practice is to determine the stock price for annual NEO equity awards on the day that incentive awards are granted.

Severance and Change-in-Control Arrangements

We consider severance to be an integral part of the overall compensation package. We provide severance to attract and retain individuals with superior ability and managerial talent, provide our executives with appropriate protections due to their vulnerability to terminations of employment due to a change in control, merger or acquisition and to encourage our executives to focus their attention on their work duties and responsibilities in all situations.

Change in Control.    The NEOs are generally not entitled to receive cash payments solely as a result of a change in control. In addition, restricted stock awards for all of our current NEOs do not vest solely as a result of a change in control and, beginning in November 2013, all future stock option grants do not provide for vesting solely as a result of a change in control. We have adopted a policy pursuant to which all restricted stock awards held by our NEOs and all stock options granted after November 20, 2013 would be subject to "double trigger" acceleration upon a change in control. Under this policy, restricted stock awards and stock options will vest in full only if the NEO is terminated without cause in connection with the change in control. For this purpose, a termination without cause includes a "constructive termination," which generally involves any material diminution in the NEO's base salary, bonus potential, job title or responsibilities, as well as a relocation of the NEO's principal place of business outside of a 40-mile radius. For Mr. Davis, the vesting of all performance-based awards remains subject to the Company's attainment of the applicable performance goals.

Severance.    With regard to severance payments not made in connection with a termination following a change in control, and if not otherwise provided for in the employment agreements of the NEOs, the Company's severance guidelines provide that solely for terminations without cause, and contingent upon signing a release of claims, the NEOs will be entitled to (i) accelerated vesting of stock options that otherwise would have vested in the one year following the date of termination (all other options to be forfeited) and (ii) accelerated vesting of unvested restricted stock awards. For Mr. Davis, the terms governing the accelerated vesting of his equity awards are contained in his employment agreement. The agreement provides that in the event of termination without cause or resignation for good reason occurring within the first year of his employment term, Mr. Davis' unvested equity awards would be accelerated by one year and for terminations occurring after the first year of his employment term, his unvested equity awards would be accelerated by two years. However, for Mr. Davis, the vesting of all performance-based awards remains subject to the Company's attainment of the applicable performance goals.

We believe that providing the NEOs with the above-described severance payments and benefits upon certain terminations of employment are key retention tools that assist us with remaining competitive with the companies in our peer group, provide our executive officers with incentives to focus on the best interests of our stockholders in the context of a potential change in control, and appropriately protect our executive officers in the event of an involuntary termination of employment without creating a windfall due solely to a change in control.

 Compensation Tables

Summary Compensation Table for Fiscal 2014

The following table shows the compensation we paid to our NEOs for services rendered during fiscal 2014, 2013 and 2012, with the exception of Messrs. Davis and Rhyu who were not employed by us in fiscal 2012, Mr. Polsky who was not an NEO during fiscal 2012 and Ms. Cleveland who was not an NEO during fiscal 2012 or 2013.

Name	Fiscal Year	Base Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total

Nathaniel A. Davis,	2014	$577,504	$ —	$1,500,000	$1,500,000	$663,125	$14,113	$4,254,742
Chairman and Chief Executive Officer	2013	342,893	—	4,524,600	4,128,114	528,000	20,000	9,543,607

Timothy L. Murray,	2014	515,000	—	4,621,000	—	275,525	116,541	5,528,066
President and Chief	2013	500,000	—	214,000	—	309,000	53,053	1,076,053
Operating Officer	2012	94,871	75,000	1,275,000	1,827,000	—	10,000	3,281,871

James J. Rhyu,	2014	460,000	—	—	—	322,000	42,322	824,322
Executive Vice President and Chief Financial Officer	2013	36,564	200,000	2,960,675	—	—	73,983	3,271,222

Howard D. Polsky,	2014	315,000	—	629,000	—	153,125	13,109	1,110,234
Executive Vice President, Secretary and General Counsel	2013	298,333	50,000	299,600	—	110,400	—	758,333

Allison B. Cleveland, Executive Vice President of School Management and Services	2014	311,667	—	377,000	—	160,625	5,659	854,951

Ronald J. Packard,	2014	429,421	—	100,000	1,566,361	337,500	1,569,645	4,002,927
Former Chief	2013	670,836	—	1,250,000	1,500,000	702,000	4,031	4,126,867
Executive Officer (5)	2012	618,942	—	1,250,000	1,500,000	584,375	7,182	3,960,499

(1)
The amounts in this column represent discretionary bonuses paid to Messrs. Polsky and Murray in 2013 and 2012, respectively, and a signing bonus paid to Mr. Rhyu in 2013 in accordance with his employment agreement.

(2)
These columns represent the aggregate grant date fair value of restricted stock and stock options computed in accordance with FASB ASC Topic 718, and, with respect to the performance-based awards granted to Messrs. Davis and Murray, are based upon the probable outcome as determined on the date of grant. For Mr. Murray, the probable outcome also reflects the maximum potential of the award and, for Mr. Davis, the grant date fair value of the award based on maximum performance would be $1,995,000. The dollar amount of these stock option grants reflect an assumed accounting or Black Scholes value of the option grants and do not represent the actual amount of compensation the individuals may receive in connection with these awards. For additional information, including information regarding the assumptions used when valuing the stock options, refer to note 9 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2014. See the table below entitled "Grants of Plan-Based Awards During 2014" for additional information on stock awards and stock options granted during fiscal 2014.

(3)
All amounts are reported in the year earned, regardless of when they are paid.

(4)
The amounts in this column consist of 401(k) Plan matching contributions, Company-paid life insurance, long-term disability premiums, and other perquisites consisting of temporary housing and commuting allowances. The amount paid to Mr. Murray includes $65,000 in relocation costs and $35,000 in temporary housing allowance. The amount paid to Mr. Rhyu includes $35,000 in relocation costs.

(5)
After his resignation as CEO in December 2013, Mr. Packard served on our Board of Directors until June 11, 2014 and was entitled to receive compensation as a non-employee member of the Board of Directors. The salary amount shown for Mr. Packard includes $40,000 in board retainer and meeting fees earned as a non-employee member of the Board of Directors following his resignation in December 2013. The 2014 stock awards for Mr. Packard consist of $100,000 related to restricted shares granted to Mr. Packard while he was a non-employee member of the Board of Directors. The 2014 option awards for Mr. Packard reflect the incremental accounting expense related to the modification of his stock option awards extending the exercise period as approved by the Board of Directors in connection with Mr. Packard's termination of service. The amount shown in the "All Other Compensation" column for 2014 includes $1,350,000 paid to him in fiscal 2014 as severance payments in connection with his resignation as our Chief Executive Officer in December 2013, and a $216,000 departure bonus in recognition of his longstanding service to the Company and the Board of Directors.

Grants of Plan-Based Awards During Fiscal 2014

The following table provides information regarding grants of plan-based awards to our NEOs during fiscal 2014. The awards described in the following table were granted under our Executive Bonus Plan and 2007 Plan.

Name	Grant Date	Estimated Possible Payouts under Non-equity Incentive Plan Awards (1)		Estimated Possible Payouts under Equity Incentive Plan Awards: Threshold (#)	Estimated Possible Payouts under Equity Incentive Plan Awards: Target (#)	Estimated Possible Payouts under Equity Incentive Plan Awards: Maximum (#)	All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)
										Grant Date Fair Value of Option and Stock Awards ($)
		Target ($)	Maximum ($)

Nathaniel A. Davis	—	$1,012,500	$2,025,000	—	—	—	—	—	$ —	$ —
Chairman and	9/19/2013	—	—	35,378 (3)	44,222 (3)	58,815 (3)	—	—	—	1,500,000
Chief Executive Officer	9/19/2013	—	—	—	—	—	—	97,720 (3)	33.92	1,500,000

Timothy L. Murray	—	463,500	672,075	—	—	—	—	—	—	—
President and	8/29/2013	—	—	—	—	—	30,000 (2)	—	—	1,066,500
Chief Operating Officer	8/29/2013	—	—	80,000 (4)	100,000 (4)	—	—	—	—	3,555,000

James J. Rhyu Executive Vice President and Chief Financial Officer	—	368,000	551,080	—	—	—	—	—	—	—

Howard D. Polsky	—	157,500	263,340	—	—	—	—	—	—	—
Executive Vice President, General Counsel and Secretary	8/6/2013	—	—	—	—	—	20,000 (2)	—	—	629,000

Allison B. Cleveland	—	167,500	280,060	—	—	—	—	—	—	—
Executive Vice President of School and Management Services	8/6/2013	—	—	—	—	—	12,000 (2)	—	—	377,000

Ronald J. Packard,	—	675,000	1,350,000	—	—	—	—	—	—	—
Former Chief Executive Officer	1/2/2014	—	—	—	—	—	4,759 (5)	—	—	100,000

(1)
Represents the target and maximum incentive awards payable under our Executive Bonus Plan based on fiscal 2014 base salaries for each named executive officer. As a result of his resignation as our Chief Executive Officer on December 31, 2013, the Board of Directors determined that Mr. Packard was eligible to receive 50% of his award earned under our Executive Bonus Plan for his half year of service. For additional information regarding our Executive Bonus Plan, see "Compensation Discussion and Analysis—Elements of Compensation—Executive Bonus Plan" above.

(2)
Represents restricted stock awards vesting semi-annually over a three-year period, with 20% vesting in the first year and 40% vesting in each of the next two years following the grant date, as discussed under "Compensation Discussion and Analysis—Elements of Compensation—Determination of Long-Term Incentive Plan Awards" above.

(3)
Represents a restricted stock award which is subject to performance vesting based on the Company meeting financial targets in fiscal 2014 and time-based vesting in equal annual installments over a period of three years. The stock options vest 25% or 24,430 on the first anniversary of the grant date and then in equal quarterly installments of 6,107 shares over the remaining three years following the first anniversary of the grant date.

(4)
Represents a restricted stock award which is subject to performance vesting based on the Company meeting financial targets in fiscal 2014 and time-based vesting over a period of four years, as discussed under "Compensation Discussion and Analysis—Elements of Compensation—Determination of Long Term Incentive Plan Awards" above.

(5)
Represents restricted shares granted to Mr. Packard for his service as a non-employee member of our Board of Directors, which shares vest in equal installments on an annual basis over a period of three years.

Outstanding Equity Awards at End of Fiscal 2014

The following table provides information regarding outstanding equity awards held by our NEOs as of June 30, 2014. The section titled "Determination of Long-Term Incentive Awards" in the Compensation Discussion and Analysis above provides additional information regarding the outstanding equity awards set forth in this table.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Amount of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Nathaniel A.	175,000	245,000	$21.26	01/07/21	—	$ —	—	$ —
Davis (1)	—	97,720	33.92	09/19/21	—	—	—	—
	2,500	—	17.46	07/13/17	—	—	—	—
	—	—	—	—	58,815	1,415,677	—	—
	—	—	—	—	—	—	125,545	3,021,868

Timothy L.	75,000	75,000	25.50	04/30/20	—	—	—	—
Murray (2)	—	—	—	—	100,000	2,407,000	—	—
	—	—	—	—	—	—	53,000	1,275,710

James J. Rhyu (3)	—	—	—	—	—	—	87,400	2,103,718

Howard D.	14,000	—	23.45	08/21/16	—	—	—	—
Polsky (4)	—	—	—	—	—	—	28,800	693,216

Allison B.	5,600	—	17.46	07/13/17	—	—	—	—
Cleveland (5)	3,000	—	23.45	08/21/16	—	—	—	—
	3,382	—	13.66	07/03/15	—	—	—	—
	—	—	—	—	—	—	19,180	461,663

Ronald J.	141,509	—	21.44	08/24/20	—	—	—	—
Packard (6)	129,986	—	26.78	08/12/19	—	—	—	—
	176,000	—	17.46	07/13/17	—	—	—	—
	115,000	—	23.45	08/21/16	—	—	—	—
	303,782	—	13.66	07/12/15	—	—	—	—

(1)
Mr. Davis' unvested stock options vest as follows, subject to his continued employment through the applicable vesting date:

•
245,000 options vest in 7 equal quarterly installments of 35,000 options beginning on July 7, 2014; and

•
97,720 options vest as to 25%, or 24,430 options, on September 19, 2014 and then vest in 12 equal quarterly installments of 6,107 beginning on December 19, 2014.

    Mr. Davis' outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:

  •
  17,500 shares vest on July 6, 2014 and 17,500 shares vest quarterly in equal installments through January 2016;

  •
  55,815 shares represent performance-based restricted stock granted to Mr. Davis in fiscal 2014 and earned based on fiscal 2014 performance as determined by the Committee in early fiscal 2015. One-third of these shares vested in early fiscal 2015 at the time of the Committee's determination and the remaining two-thirds will vest in annual installments over the next two years;

  •
  2,078 shares vest on December 15, 2014; and

  •
  967 shares vest on December 15, 2015.

(2)
Mr. Murray's outstanding 75,000 unvested stock options vest equally over 8 quarterly installments beginning on July 30, 2014, subject to Mr. Murray's continued employment through the applicable vesting date.

    Mr. Murray's outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:

  •
  100,000 shares represent performance-based restricted stock granted to Mr. Murray in fiscal 2014 and earned based on fiscal 2014 performance as determined by the Committee in early fiscal 2015. 12% of these shares vested in early fiscal 2015 at the time of the Committee's determination, 12% will vest every 6 months thereafter until 60% of the total award has fully vested and 20% will vest on each of August 29, 2016 and 2017;

  •
  3,000 shares vest on August 29, 2014 with the remaining 24,000 shares vesting on an equal basis semi-annually over a two-year period beginning on February 28, 2015;

  •
  6,000 shares vest on an equal basis semi-annually over a one and a half year period beginning on August 14, 2014; and

  •
  20,000 shares vest on an equal basis semi-annually over a one-year period beginning on October 30, 2014.

(3)
Mr. Rhyu's outstanding shares of restricted stock vest as follows, subject to his continued employment though the applicable vesting date:

•
87,400 shares vest on an equal basis semi-annually over a two-year period, beginning on December 19, 2014.

(4)
Mr. Polsky's outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:

•
2,000 shares vest on August 6, 2014 and the remaining 16,000 shares vest in 4 equal semi-annual installments beginning on February 6, 2015;

•
8,400 shares vest in 3 equal semi-annual installments beginning on August 14, 2014; and

•
2,400 shares vest on August 12, 2014.

(5)
Ms. Cleveland's outstanding shares of restricted stock vest as follows, subject to her continued employment through the applicable vesting date:

•
1,200 shares vest on August 6, 2014 and the remaining 9,600 shares vest in 4 equal semi-annual installments beginning on February 6, 2015;

•
6,000 shares vest in 4 equal semi-annual installments beginning on October 4, 2014;

•
1,980 shares vest in 3 equal semi-annual installments beginning on August 14, 2014; and

•
400 shares vest on August 12, 2014.

(6)
Mr. Packard's outstanding unvested stock options and shares of restricted stock awarded prior to December 31, 2013 vested in full in connection with his resignation of employment on December 31, 2013.

Option Exercises and Stock Vested During Fiscal 2014

The following Option Exercises and Stock Vested table provides additional information about the value realized by the NEOs on option award exercises and the vesting of restricted stock awards during the year ended June 30, 2014.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (1) (#)	Value Realized on Exercise (2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (3) ($)

Nathaniel A. Davis	—	$ —	72,757	$1,923,102

Timothy L. Murray	—	—	26,000	565,610

James J. Rhyu	—	—	21,850	466,935

Howard D. Polsky	23,005	440,500	12,700	334,514

Allison B. Cleveland	1,500	17,010	4,890	124,075

Ronald J. Packard	192,000	3,428,706	144,091	3,397,460

(1)
Represents the gross number of shares of our Common Stock acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.

(2)
Represents the value of exercised options calculated by multiplying (i) the gross number of shares of our Common Stock acquired upon exercise by (ii) the excess of per-share closing price of our Common Stock on the date of exercise over the exercise price of the option.

(3)
Represents the value of vested shares calculated by multiplying (i) the gross number of shares acquired on vesting by (ii) the closing price of our Common Stock on the date of vesting.

Non-Qualified Deferred Compensation

The following table sets forth certain information with respect to amounts deferred by the NEOs during the year ended June 30, 2014, under our non-qualified deferred compensation plan, which is discussed in more detail above.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings/(Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Nathaniel A. Davis	$ —	$ —	$ —	$ —	$ —

Timothy L. Murray	—	—	—	—	—

James J. Rhyu	42,167	—	3,418	—	45,585

Howard D. Polsky	—	—	—	—	—

Allison B. Cleveland	—	—	—	—	—

Ronald J. Packard	—	—	20,284	230,011	—

Potential Payments Upon Termination or Change in Control

The Company has entered into employment agreements with each of our NEOs, except Ms. Cleveland, that provide for severance payments and benefits upon certain terminations of employment. Our NEOs are also entitled to certain benefits upon a change in control. The terms and conditions of such payments and benefits, and the circumstances under which they will be paid or provided to our NEOs, are described in more detail below.

Employment Agreements

Summary of Employment Agreement with Nathaniel A. Davis

Mr. Davis entered into an employment agreement with the Company to serve as Executive Chairman, effective January 7, 2013, as amended on June 10, 2013, for a term of three years from the effective date. On March 10, 2014, in connection with Mr. Davis' appointment to CEO effective January 1, 2014, Mr. Davis entered into an amended and restated employment agreement with the Company for the same term. If Mr. Davis' employment is terminated without "cause," or if he resigns for "good reason" (generally defined as a material diminution of responsibilities, a material change in geographic location of the Company or the Company's breach of the agreement) or in the event of his death or disability, then all non-vested equity awards that would have vested anytime in the two year period following the separation from employment will automatically vest. If Mr. Davis' employment is terminated without cause, or if he resigns for good reason within one year of a change in control, all outstanding non-vested awards will accelerate and automatically vest.

If Mr. Davis is terminated without cause or resigns for good reason, he will receive an amount of severance equal to three times his then-current base salary as of the date of termination and he will also remain eligible to receive his performance bonus for the fiscal year in which such termination occurs, subject to the attainment of the performance criteria previously established, as well as one year of continued health, medical, dental and vision benefits (or a payment in lieu thereof). However, if he is terminated without cause or resigns for good reason and the Board of Directors elects to continue Mr. Davis' compliance with the non-compete provision of his employment agreement, then he will be entitled to an additional two times his then-current base salary as of the date of termination. In the event of a termination of Mr. Davis' employment due to death or disability, he (or his estate will receive) three months of continued base salary payments, a pro-rated performance bonus for the year of termination, as well as one-year of continued health, medical, dental and vision benefits (or a payment in lieu thereof). Upon the expiration of Mr. Davis' employment contract, any restricted shares scheduled to vest at the end of the final calendar quarter coincident or immediately preceding the third anniversary of the effective date of the employment agreement will vest, subject to satisfaction of previously-established performance criteria. If the Company offers Mr. Davis a new employment contract at the end of the term, but the parties do not enter into a new employment contract, then he may exercise any vested options within three months of the termination. If the Company does not offer Mr. Davis a new employment contract at the end of the term, he may exercise vesting options for 365 days following the termination.

The agreement also provides that Mr. Davis is subject to restrictive covenants during the term of the agreement and for certain periods following termination of employment, including confidentiality restrictive covenants during the term and for three years following termination, non-competition restrictive covenants during the term and for two years following termination, and non-solicitation restrictive covenants while he is employed by us and during the 18-month period following termination.

Summary of Employment Agreement with Timothy L. Murray

Mr. Murray's employment agreement, effective as of April 23, 2012, provides for his employment with us on an "at-will" basis. Upon a termination of Mr. Murray's employment for "good reason" (generally, a material breach of the employment agreement by us that is not cured within 60 days after written notice from Mr. Murray), or by us without "cause," Mr. Murray is entitled to 12 months of base salary continuation, payable at the same time and in the same manner as such salary had been paid prior to termination, an amount equal to any accrued and earned annual bonus for the completed fiscal year immediately preceding the date of termination approved by the Committee but not yet paid and 12 months of benefit continuation.

The agreement also provides that Mr. Murray is subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which generally prohibits the unauthorized disclosure of our confidential information during and after the period of employment, ensures our right of ownership of any intellectual property developed during the period of employment, prohibits the solicitation of employees during employment and for one year following termination of employment and requires that any disputes regarding employment or termination of employment be subject to binding arbitration.

Summary of Employment Agreement with James J. Rhyu

Mr. Rhyu's letter agreement, dated May 1, 2013 and effective as of his start date, June 4, 2013, provides for his employment with us on an "at-will" basis. Upon a termination of Mr. Rhyu's employment for "good reason" (generally, a material breach of the employment agreement by us that is not cured within 60 days after written notice from Mr. Rhyu), or by us without "cause," Mr. Rhyu is entitled to 12 months of base salary continuation, payable at the same time and in the same manner as such salary had been paid prior to termination, and an amount equal to any accrued and earned annual bonus for the completed fiscal year immediately preceding the date of termination declared by the Committee but not yet paid.

The agreement also provides that Mr. Rhyu is subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which generally prohibits the unauthorized disclosure of our confidential information during and after the period of employment, ensures our right of ownership of any intellectual property developed during the period of employment, prohibits the solicitation of employees during employment and for one year following termination of employment and requires that any disputes regarding employment or termination of employment be subject to binding arbitration.

Summary of Employment Agreement with Howard D. Polsky

Mr. Polsky's employment agreement, effective as of June 1, 2004, as amended on July 1, 2007, provides for his employment with us on an "at-will" basis. Upon a termination of Mr. Polsky's employment for "good reason" (generally, a material breach of the employment agreement by us), or by us without "cause," Mr. Polsky is entitled to 12 months of base salary continuation, payable at the same time and in the same manner as such salary had been paid prior to termination.

The agreement also provides that Mr. Polsky is subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which generally prohibits the unauthorized disclosure of our confidential information during and after the period of employment, ensures our right of ownership of any intellectual property developed during the period of employment, prohibits the solicitation of employees during employment and for one year following termination of employment and requires that any disputes regarding employment or termination of employment be subject to binding arbitration.

Ronald J. Packard's Termination of Employment and Continued Board Service

On December 31, 2013, Mr. Packard submitted his notice of resignation due to constructive termination. Pursuant to the terms of his amended employment agreement, he received the following as severance: (i) an amount equal to three times his base salary (equal to $2,025,000), 50% paid in a lump sum and 50% payable in installments over an 18 month period; (ii) a pro-rata portion of his 2014 annual bonus (equal to $337,500), subject to the Board of Directors' determination that he had achieved the previously established corporate and individual performance goals and payable at the same time as the Committee makes its other fiscal 2014 bonus determinations; (iii) full acceleration and vesting of his unvested stock options and restricted stock (equal to $3,592,300); and (iv) an extension of the exercise period for his outstanding vested stock options following termination of his service as a member of the Board of Directors until the earlier of (a) three years after the date he resigned from the Board of Directors (i.e. June 11, 2017), or (b) the expiration of the term of the stock option as provided for in the option grant agreement, which extension was approved by the Board of Directors in May 2014. In recognition of his performance as CEO during the first half of fiscal 2014, the Board of Directors approved an additional departing bonus payment of $216,000. Mr. Packard executed a full release of claims in favor of the Company as a condition to his receipt of severance benefits. Following his resignation as our CEO, Mr. Packard remained on our Board of Directors until June 11, 2014, and was entitled to compensation as a non-employee member of the Board of Directors, which consisted of $40,000 for his Board service and a restricted stock award equal to $100,000 on the date of grant.

Change-in-Control Arrangements

The stock option agreements for outstanding stock options granted prior to November 20, 2013, including those held by our NEOs, generally provide for accelerated and full vesting of unvested stock options upon a change in control of the Company. Other than the foregoing, none of the NEOs are entitled to any payments or benefits upon a change in control of the Company, absent a qualifying termination in connection with the change in control.

Potential Value of Termination and Change-in-Control Benefits

The following table provides the dollar value of the potential payments and benefits that each NEO would be entitled to receive upon certain terminations of employment (including in connection with a change in control of the Company) and upon a change in control of the Company absent a termination of employment, assuming that the termination or change in control, as applicable, occurred on June 30, 2014, and the price per share of our Common Stock equaled $24.07, the value of one share of our Common Stock on the last day of fiscal 2014.

Name	Payment	Death	Disability (1)	Termination Without Cause	Constructive Termination/ Good Reason	Change in Control (no Termination)	Change in Control (and Qualifying Termination)

Nathaniel A. Davis	Salary Continuation	$168,750	$168,750	$2,025,000 (2)	$2,025,000 (2)	$ —	$2,025,000 (2)

	Target Bonus	663,125	663,125	663,125	663,125	—	663,125

	Benefit Continuation (3)	13,092	13,092	13,092	13,092	—	13,092

	Option Vesting	688,450	688,450	688,450	688,450	688,450 (4)	688,450

	Restricted Stock Vesting	3,965,762	3,965,762	3,965,762	3,965,762	—	4,437,545

Timothy L. Murray	Salary Continuation	—	—	515,000	515,000	—	515,000

	Target Bonus	—	—	275,525	275,525	—	275,525

	Benefit Continuation (3)	—	—	10,965	10,965	—	10,965

	Option Vesting (5)	—	—	—	—	—	—

	Restricted Stock Vesting	3,682,710	3,682,710	3,682,710	3,682,710	—	3,682,710

James J. Rhyu	Salary Continuation	—	—	460,000	460,000	—	460,000

	Target Bonus	—	—	322,000	322,000	—	322,000

	Benefit Continuation (3)	—	—	5,482	5,482	—	5,482

	Restricted Stock Vesting	2,103,718	2,103,718	2,103,718	2,103,718	—	2,103,718

Howard D. Polsky	Salary Continuation	—	—	315,000	315,000	—	315,000

	Benefit Continuation (3)	—	—	6,510	6,510	—	6,510

	Restricted Stock Vesting	693,216	693,216	693,216	693,216	—	693,216

Allison B. Cleveland (6)	Salary Continuation	—	—	335,000	335,000	—	335,000

	Benefit Continuation (3)	—	—	6,948	6,948	—	6,948

	Restricted Stock Vesting	461,663	461,663	461,663	461,663	—	461,663

(1)
Represents 100% of the pro-rata disability payment on the last day of the fiscal year.

(2)
Amount shown in table assumes that the Company does not require Mr. Davis' continued compliance with the non-compete provision of his employment agreement after his termination. If the Company does require his continued compliance with the non-compete provision of his employment agreement after his termination, he would receive an additional payment of two times his base salary, equal to $1,250,000 as of June 30, 2014.

(3)
Amount shown represents an estimate of the cost to provide continued health, medical, dental and vision benefits pursuant to Mr. Davis', Mr. Murray's and Mr. Polsky's employment agreements. For our other NEOs, the amounts shown assume this benefit is provided for the applicable severance period under our general employee severance guidelines.

(4)
Amount shown represents options granted to Mr. Davis prior to November 20, 2013. Effective November 20, 2013, all stock options are subject to double trigger vesting.

(5)
While Mr. Murray had options outstanding as of June 30, 2014, which would vest upon termination, the exercise price was greater than the closing price as of June 30, 2014. Therefore no value was assigned to these options for the purpose of this table.

(6)
Ms. Cleveland is an at-will employee and does not have an employment agreement with the Company that provides for severance benefits upon termination of employment. The information provided for salary and benefit continuation is based upon our general employee guidelines for termination benefits for employees. These guidelines are subject to modification from time to time.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Policies and Procedures for Related-Party Transactions

We recognize that related-party transactions present a heightened risk of conflicts of interest and have adopted a written policy to which all related-party transactions shall be subject. Pursuant to the policy, the Audit Committee of our Board of Directors, or in the case of a transaction in which the aggregate amount is, or is expected to be, in excess of $250,000, the Board of Directors will review the relevant facts and circumstances of all related-party transactions, including, but not limited to: (i) whether the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party; and (ii) the extent of the related party's interest in the transaction. Pursuant to the policy, no director, including the Chairman of the Audit Committee, may participate in any approval of a related-party transaction to which he or she is a related party. The Board of Directors or Audit Committee, as applicable, will then, in its sole discretion, either approve or disapprove the transaction.

Certain types of transactions, which would otherwise require individual review, have been pre-approved by the Audit Committee. These types of transactions include, for example: (i) compensation to an officer or director where such compensation is required to be disclosed in our proxy statement; (ii) transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction; and (iii) transactions involving competitive bids or fixed rates. Additionally, pursuant to the terms of our related-party transaction policy, all related-party transactions are required to be disclosed in our applicable filings as required by the Securities Act of 1933 and the Exchange Act and related rules. Furthermore, any material related-party transactions are required to be disclosed to the full Board of Directors. We have established internal policies relating to disclosure controls and procedures, which include policies relating to the reporting of related-party transactions that must be pre-approved under our related-party transactions policy.

Compensation Committee Interlocks and Insider Participation

In fiscal 2014, there were no interlocking relationships existing between members of our Board of Directors and our Compensation Committee and members of the Board of Directors or the compensation committee of any other company.

PROPOSAL 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, we are providing our stockholders with a non-binding advisory vote to approve the compensation paid to our NEOs as disclosed in this Proxy Statement in accordance with rules promulgated by the SEC.

Our Board of Directors is committed to corporate governance best practices and recognizes the substantial interests that stockholders have in executive compensation matters. The Compensation Committee of our Board of Directors has designed our executive compensation programs with the following key objectives:

Objective	How our compensation programs reflect this objective

To achieve strong Company performance	• Aligns executive compensation with the Company's and the individual's performance • Makes a substantial portion of total compensation variable with performance

To align executives' and stockholders' interests	• Provides executives with the opportunity to participate in the ownership of the Company
• Rewards executives for long-term growth in the value of our stock
• Requires minimum stock ownership levels for the most senior executives
• Links executive pay to specific, measurable results intended to create value for stockholders

To motivate executives to meet specific performance goals

•

Compensates executives with performance-based awards that depend upon the achievement of established corporate targets

•

Rewards executives for individual contributions to the Company's achievement of Company-wide performance measures

To attract and retain a talented executive team	• Targets total compensation at the 50th to 75th percentile range among companies with which we compete for talent and for stockholder investment
• Utilizes independent compensation consultants and market survey data to monitor pay relative to peer companies

We encourage stockholders to review the Compensation Discussion and Analysis in this Proxy Statement, which describes our executive compensation philosophy and the design of our executive compensation programs in great detail. Our Board of Directors believes the Company's executive compensation programs are effective in creating value for our stockholders and moving the Company towards realization of its long-term goals.

We are asking our stockholders to signal their support for the compensation of our NEOs by casting a vote "FOR" the following resolution:

    "RESOLVED, that the Company's stockholders approve, on a non-binding advisory basis, the compensation of the Company's named executive officers, as disclosed in the Proxy Statement for the 2014 Annual Meeting pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure."

The vote sought by this proposal is advisory and not binding on the Company, the Board of Directors or the Compensation Committee. Although the vote is non-binding and advisory, the Company, the Board of Directors and the Compensation Committee value the input of the Company's stockholders, and the Compensation Committee will consider the outcome of the vote when making future executive compensation determinations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE U.S. SECURITIES AND EXCHANGE COMMISSION.

 PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Subject to stockholder ratification, the Audit Committee has appointed the firm of BDO USA, LLP, or BDO USA, as the Company's independent registered public accounting firm for fiscal 2015. Although ratification is not required by law, our Board of Directors believes that stockholders should be given the opportunity to express their view on the subject. While not binding on the Audit Committee, if the stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. A representative of BDO USA will attend the Annual Meeting and this representative will be provided with an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders, if any.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of BDO USA as the Company's independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" RATIFICATION OF BDO USA AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees and expenses billed to us by BDO USA for fiscal years 2013 and 2014:

	2013	2014
Audit Fees	$1,115,000	$1,135,651
Audit-Related Fees	39,276	25,778
Tax Fees	—	—
All Other Fees	—	—

Total	$1,154,276	$1,161,429

Audit Fees are for professional services for the Company's annual audit, including the audit of internal control over financial reporting for fiscal 2013 and 2014, reviews of the interim financial statements included in the Company's quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Audit-related fees in fiscal 2013 and 2014 were for professional services associated with an audit of a managed school and other minor matters.

The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors in that, under the Audit Committee charter, all auditor engagements must be approved in advance by the Audit Committee. All of the services provided to the Company by BDO USA during fiscal 2013 and 2014 were pre-approved by the Audit Committee.

 AUDIT COMMITTEE REPORT

In accordance with a written charter adopted by the Board of Directors, the Audit Committee, or the "Committee", assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting processes and its internal audit function. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and for assessing the effectiveness of the Company's internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and for issuing reports thereon.

In this context, the Committee has met and held discussions with management and the independent auditors, as well as legal counsel. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as currently in effect and as adopted by the Public Company Accounting Oversight Board.

In addition, the Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Committee concerning independence and has discussed with the independent auditors the auditors' independence from the Company and its management.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's accounting principles.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the Company for the fiscal year ended June 30, 2014, in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed with the SEC on August 15, 2014. The Committee also recommended to the Board of Directors, subject to stockholder ratification, the selection of BDO USA as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2015, and the Board of Directors accepted its recommendation.

Members of the Audit Committee
Steven B. Fink (Chairman) Guillermo Bron Fredda J. Cassell

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, each as amended (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 20, 2014, certain information with respect to the beneficial ownership of Common Stock by each beneficial owner of more than 5% of the Company's voting securities (based solely on review of filings with the SEC), each director and each named executive officer and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the notes to this table. To our knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the voting power of the Company's voting securities. As of October 20, 2014, 38,289,434 shares of our Common Stock were issued and outstanding.

Unless otherwise noted, the address for each director and executive officer is c/o K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171.

	Shares Beneficially Owned (1)

	Number	Percent

Nathaniel A. Davis (2)	614,132	1.59%

Timothy L. Murray (3)	298,572	*

James J. Rhyu (4)	235,421	*

Howard D. Polsky (5)	80,896	*

Allison B. Cleveland (6)	55,515	*

Directors

Craig R. Barrett (7)	13,562	*

Guillermo Bron (8)	32,520	*

Fredda J. Cassell (9)	2,677	*

Adam L. Cohn (10)	11,929	*

John M. Engler (11)	8,251	*

Steven B. Fink (12)	119,358	*

Mary H. Futrell (13)	26,838	*

Ronald J. Packard (14)	1,032,749	2.64%

Jon Q. Reynolds, Jr. (15)	4,010,989	10.48%

Andrew H. Tisch (16)	418,388	1.09%

All Directors and Executive Officers as a Group (15 persons) (17)	6,961,797	17.57%

Beneficial Owners of 5% or More of Our Outstanding Common Stock

Jackson Square Partners, LLC (18)	3,349,340	8.75%

Macquarie Group Limited (18)	4,101,185	10.71%

Technology Crossover Ventures (19)	4,010,989	10.48%

*
Denotes less than 1%.

(1)
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, to our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by the stockholder. The number of shares beneficially owned by a person includes shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 20, 2014 and not subject to repurchase as of that date. Shares issuable pursuant to options are deemed outstanding for calculating the percentage ownership of the person holding the options but are not deemed outstanding for the purposes of calculating the percentage ownership of any other person.

(2)
Includes 229,920 unvested shares of restricted Common Stock and 278,037 shares of Common Stock underlying immediately exercisable options that are vested within 60 days of October 20, 2014. The unvested shares of restricted Common Stock are subject to forfeiture.

(3)
Includes 171,000 unvested shares of restricted Common Stock and 93,750 shares of Common Stock underlying immediately exercisable options that are vested within 60 days of October 20, 2014. The unvested shares of restricted Common Stock are subject to forfeiture.

(4)
Includes 222,400 unvested shares of restricted Common Stock that are subject to forfeiture.

(5)
Includes 43,600 unvested shares of restricted Common Stock and 14,000 shares of Common Stock underlying immediately exercisable options that are vested within 60 days of October 20, 2014. The unvested shares of restricted Common Stock are subject to forfeiture.

(6)
Includes 35,420 unvested shares of restricted Common Stock and 11,982 shares of Common Stock underlying immediately exercisable options that are vested within 60 days of October 20, 2014. The unvested shares of restricted Common Stock are subject to forfeiture.

(7)
Includes 7,804 unvested shares of restricted Common Stock that are subject to forfeiture.

(8)
Includes 7,804 unvested shares of restricted Common Stock and 16,450 shares of Common Stock underlying immediately exercisable options that are vested within 60 days of October 20, 2014. The unvested shares of restricted Common Stock are subject to forfeiture.

(9)
Consists of 2,677 unvested shares of restricted Common Stock that are subject to forfeiture.

(10)
Includes 6,373 unvested shares of restricted Common Stock that are subject to forfeiture.

(11)
Includes 6,890 unvested shares of restricted Common Stock that are subject to forfeiture.

(12)
Includes 7,804 unvested shares of restricted Common Stock and 23,803 shares of Common Stock underlying immediately exercisable options that are vested within 60 days of October 20, 2014 held by the S&C Fink Living Trust. The unvested shares of restricted Common Stock are subject to forfeiture. Mr. Fink has voting and investment control with respect to the shares held by S&C Fink Living Trust.

(13)
Includes 7,804 unvested shares of restricted Common Stock and 11,838 shares of Common Stock underlying immediately exercisable options that are vested within 60 days of October 20, 2014. The unvested shares of restricted Common Stock are subject to forfeiture.

(14)
Information provided is as of June 11, 2014 and includes 866,277 shares of Common Stock underlying exercisable options. These totals include both shares and options held individually and in the 2006 Packard Investment Partnership, L.P.

(15)
Consists of shares of Common Stock held by Technology Crossover Ventures, as set forth in note 20 below, and includes 7,804 unvested shares of restricted Common Stock that are subject to forfeiture.

(16)
Includes 7,804 unvested shares of restricted Common Stock and 26,803 shares of Common Stock underlying immediately exercisable options that are vested within 60 days of October 20, 2014. The unvested shares of restricted Common Stock are subject to forfeiture. Also includes 244,882 shares of Common Stock held by the Andrew H. Tisch 1991 Trust #2, 35,711 shares of Common Stock held by the KAL Family Partnership and 35,711 shares of Common Stock held by the KSC Family Partnership. Mr. Tisch has voting and investment control with respect to the shares held by each of these entities.

(17)
Includes 765,104 unvested shares of restricted Common Stock and 1,342,940 shares of Common Stock underlying immediately exercisable options that are vested within 60 days of October 20, 2014. The unvested shares of restricted Common Stock are subject to forfeiture.

(18)
Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on October 10, 2014. The address for Jackson Square Partners, LLC is 101 California Street, Suite 3750, San Francisco, CA 94111.

(19)
Based solely on publicly available filings with the SEC, including the Schedules 13G/A filed on June 10, 2014 by a group comprised of Macquarie Group Limited, Macquarie Bank Limited, Delaware Management Holdings Inc. and Delaware Management Business Trust. The address for Macquarie Group Limited is No.1 Martin Place, Sydney, New South Wales, Australia.

(20)
The aggregate beneficial ownership amount is presented for these purposes on the basis of the maximum number of shares beneficially owned by all of the members of the filing group. Includes 2,617,727 shares of Common Stock held by TCV VII, L.P., or TCV VII, 1,359,447 shares of Common Stock held by TCV VII(A), L.P., or TCV VII (A), 22,826 shares of Common Stock held by TCV Member Fund, L.P., or the Member Fund, and which we refer to collectively with TCV VII and TCV VII (A), as the TCV Funds, 7,804 unvested shares of restricted Common Stock issued to TCV for Jon Q. Reynolds, Jr.'s participation on the Board of Directors. The unvested shares of restricted Common Stock are subject to forfeiture. The TCV Funds are organized as "blind pool" partnerships in which the limited partners have no discretion over investment or sale decisions, are not able to withdraw from the TCV Funds, except under exceptional circumstances, and generally participate ratably in each investment made by the TCV Funds. Technology Crossover Management VII, L.P., or TCM VII, is the direct general partner of TCV VII and TCV VII (A). Technology Crossover Management VII, Ltd., or Management VII, is the direct general partner of TCM VII, the ultimate general partner of TCV VII and TCV VII (A), and a general partner of the Member Fund. Jon Q. Reynolds, Jr., a director of the Company and a Class A Director of Management VII, together with nine other individual Class A Directors of Management VII, which we refer to collectively as the Management VII Members, share voting and dispositive power with respect to the shares beneficially owned by the TCV Funds. Mr. Reynolds and each of the Management VII Members are also limited partners of TCM VII and Member Fund. Management VII, TCM VII and each of the Management VII Members disclaim beneficial ownership of any shares held by the TCV Funds except to the extent of their respective pecuniary interests. The address for Technology Crossover Ventures is 528 Ramona Street, Palo Alto, CA 94301.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires directors and executive officers and persons, if any, owning more than 10% of a class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's equity and equity derivative securities. Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were complied with on a timely basis during fiscal 2014, except for a Form 4 for Ms. Cleveland that was filed late on August 7, 2014 due to an administrative error and a Form 4 for Mr. Packard filed on January 7, 2014.

INTEREST OF CERTAIN PERSONS IN MATTERS
TO BE ACTED ON

No director or executive officer of K12 who has served in such capacity since July 1, 2013, or any associate of any such director or officer, to the knowledge of the executive officers of K12, has any material interest, direct or indirect, through security holdings or otherwise, in any matter proposed to be acted on at the Annual Meeting, which is not shared by all other stockholders or as is otherwise described in this Proxy Statement.

 DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
SHARING AN ADDRESS

The SEC's rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company's stockholders. The Company has delivered only one Proxy Statement and Annual Report to multiple stockholders who share an address, unless the Company received contrary instructions from the affected stockholders prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Proxy Statement or Annual Report, contact K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: Investor Relations, or call us at 703-483-7000.

Stockholders sharing an address can request delivery of a single copy of the Annual Meeting materials, if they are currently receiving multiple copies of the Annual Meeting materials, by writing to K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: Investor Relations, or call us at 703-483-7000.

PROPOSALS BY OUR STOCKHOLDERS

Stockholder proposals intended for inclusion in next year's proxy statement under Rule 14a-8 of the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to October 28, 2015. Accordingly, stockholder proposals must be received no later than June 30, 2015. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Additionally, our Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our Secretary of this proposal in writing not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. Accordingly, for our 2015 annual meeting, any notification must be made no earlier than August 19, 2015 and no later than September 18, 2015. If during the prior year we did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must be received a reasonable time before we mail our proxy materials for the current year. The stockholder must be a stockholder of record both at the time of giving notice and at the time of the annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

 WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information filing requirements of the Exchange Act and, in accordance with the Exchange Act, file certain reports and other information with the SEC relating to our business, financial condition and other matters. You may read and copy any reports, statements or other information that the Company filed with the SEC at the SEC's public reference room at 100 F Street, NE, Washington, DC 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of these materials can be obtained, upon payment of the SEC's customary charges, by writing to the SEC's principal office at 100 F Street, NE, Washington, DC 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information.

Any person from whom proxies for the meeting are solicited may obtain, if not already received, from the Company, without charge, a copy of the Company's Annual Report on Form 10-K for fiscal 2014, by written request addressed to K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: Investor Relations Department. The Annual Report on Form 10-K is not soliciting material and is not incorporated in this document by reference.

In order to obtain any documents you request from the Company in time for the Annual Meeting, you must request the documents from the Company by Wednesday, December 10, 2014, which is five business days prior to the date of the Annual Meeting.

You should rely only on the information contained in this document to vote your shares of Common Stock at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated as of October 28, 2014. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X K12 INC. 01X3TB 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C PLEASE SIGN name(s) exactly as shown on above. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee or in another representative capacity, please add your title as such. If executed by a corporation or partnership, the Proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Against Abstain 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION For Against Abstain 3. RATIFICATION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2015 Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. 01 - Craig R. Barrett 04 - Adam L. Cohn 07 - Steven B. Fink 02 - Guillermo Bron 05 - Nathaniel A. Davis 08 - Mary H. Futrell 03 - Fredda J. Cassell 06 - John M. Engler 09 - Jon Q. Reynolds, Jr. 1. ELECTION OF DIRECTORS: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 10 - Andrew H. Tisch qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 17, 2014. Vote by Internet • Go to www.investorvote.com/LRN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. 2014 ANNUAL MEETING OF STOCKHOLDERS This Proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders on December 17, 2014, 10:00 A.M. The undersigned stockholder of K12 Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Nathaniel A. Davis and Howard D. Polsky, and each of them, with the power to act without the other and with the power of substitution, as proxies (the “Proxy Holders”) and attorneys-in-fact for the undersigned, to attend the annual meeting of stockholders of the Company to be held at the law firm of Latham & Watkins LLP, located at 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on December 17, 2014, 10:00 A.M., Eastern Time, and any adjournment(s), continuation(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such annual meeting and in their discretion, to vote upon such other business as may properly come before the annual meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the annual meeting. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated but the Proxy Card is signed, this Proxy Card will be voted “FOR” the election of the Board of Directors nominees named in the proxy statement; “FOR” the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company and; “FOR” the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2015. Stockholders who plan to attend the annual meeting may revoke their Proxy by attending and casting their vote at the annual meeting in person. PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. The above signed hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2014 Annual Meeting of Stockholders and the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such annual meeting. THESE PROPOSALS ARE FULLY EXPLAINED IN THE ENCLOSED NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT. REVOCABLE PROXY — K12 INC. IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 17, 2014. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: proxy.ir.K12.com qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q